CREDIT AGREEMENT

DATED AS OF OCTOBER 15, 2007

AMONG

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

AS BORROWER

AND

KEYBANK NATIONAL ASSOCIATION

AS ADMINISTRATIVE AGENT

KEYBANC CAPITAL MARKETS

AS LEAD ARRANGER AND BOOK MANAGER

AND

NORDDEUTSCHE LANDESBANK GIROZENTRALE

NEW YORK BRANCH OR CAYMAN ISLAND BRANCH

AS DOCUMENTATION AGENT

AND

RBS CITIZENS, NATIONAL ASSOCIATION, d/b/a Charter One

AS SYNDICATION AGENT

AND

THE SEVERAL LENDERS

FROM TIME TO TIME PARTIES HERETO,

AS LENDERS

TABLE OF CONTENTS

Page

CREDIT AGREEMENT

1

ARTICLE I. DEFINITIONS

1

ARTICLE II. THE CREDIT

17

2.1.

Generally

17

2.2.

Ratable and Non Ratable Advances

18

2.3.

Applicable Margin

18

2.4.

Final Principal Payment

18

2.5.

Unused Fee

18

2.6.

Other Fees

18

2.7.

Minimum Amount of Each Advance

19

2.8.

Optional Principal Payments

19

2.9.

Method of Selecting Types and Interest Periods for New Advances

19

2.10.

Conversion and Continuation of Outstanding Advances

19

2.11.

Changes in Interest Rate, Etc

20

2.12.

Rates Applicable After Default

20

2.13.

Method of Payment

20

2.14.

Notes; Telephonic Notices

21

2.15.

Interest Payment Dates; Interest and Fee Basis

21

2.16.

Swingline Advances

22

2.17.

Notification of Advances, Interest Rates and Prepayments

22

2.18.

Lending Installations

23

2.19.

Non-Receipt of Funds by the Administrative Agent

23

2.20.

Replacement of Lenders under Certain Circumstances

23

2.21.

Usury

24

2.22.

Increase in Aggregate Commitment

24

ARTICLE IIA  LETTER OF CREDIT SUBFACILITY

24

2A.1

Obligation to Issue.

24

2A.2

Types and Amounts.

25

2A.3

Conditions.

25

2A.4

Procedure for Issuance of Facility Letters of Credit.

25

2A.5

Reimbursement Obligations; Duties of Issuing Bank.

26

2A.6

Participation.

27

2A.7

Payment of Reimbursement Obligations.

28

2A.8

Compensation for Facility Letters of Credit.

28

2A.9

Letter of Credit Collateral Account.

29

ARTICLE III. CHANGE IN CIRCUMSTANCES

29

3.1.

Yield Protection

29

3.2.

Changes in Capital Adequacy Regulations

30

3.3.

Availability of Types of Advances

30

3.4.

Funding Indemnification

31

3.5.

Taxes

31

3.6.

Lender Statements; Survival of Indemnity

33

ARTICLE IV. CONDITIONS PRECEDENT

33

4.1.

Initial Advance

33

4.2.

Each Advance and Issuance

34

ARTICLE V. REPRESENTATIONS AND WARRANTIES

35

5.1.

Existence

35

- i -

5.2.

Authorization and Validity

35

5.3.

No Conflict; Government Consent

35

5.4.

Financial Statements; Material Adverse Effect

35

5.5.

Taxes

36

5.6.

Litigation and Guarantee Obligations

36

5.7.

Subsidiaries and Investment Affiliates

36

5.8.

ERISA

36

5.9.

Accuracy of Information

36

5.10.

Regulation U

36

5.11.

Material Agreements

36

5.12.

Compliance With Laws

37

5.13.

Ownership of Properties

37

5.14.

Investment Company Act

37

5.15.

Public Utility Holding Company Act

37

5.16.

Solvency

37

5.17.

Insurance

38

5.18.

Borrower Status

38

5.19.

Environmental Matters

38

5.20.

OFAC Representation

39

ARTICLE VI. COVENANTS

39

6.1.

Financial Reporting

39

6.2.

Use of Proceeds

41

6.3.

Notice of Default

41

6.4.

Conduct of Business

41

6.5.

Taxes

41

6.6.

Insurance

41

6.7.

Compliance with Laws

41

6.8.

Maintenance of Properties

42

6.9.

Inspection

42

6.10.

Maintenance of Status

42

6.11.

Dividends

42

6.12.

Merger; Sale of Assets

42

6.13.

Current Borrower Transactions

42

6.14.

Sale and Leaseback

43

6.15.

Acquisitions and Investments

43

6.16.

Liens

43

6.17.

Affiliates

44

6.18.

Financial Undertakings

44

6.19.

Variable Interest Indebtedness

44

6.20.

Consolidated Net Worth

44

6.21.

Indebtedness and Cash Flow Covenants

44

6.22.

Environmental Matters

45

6.23.

Permitted Investments

45

6.24.

Minimum Average Occupancy

46

6.25.

Prohibited Encumbrances

46

6.26.

Subsidiary Guaranty

46

6.27.

Amendments to Organizational Documents

47

ARTICLE VII. DEFAULTS

47

ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

49

8.1.

Acceleration

49

8.2.

Amendments

50

- ii -

8.3.

Preservation of Rights

51

8.4.

Insolvency of Borrower

51

ARTICLE IX. GENERAL PROVISIONS

51

9.1.

Survival of Representations

51

9.2.

Governmental Regulation

51

9.3.

Taxes

51

9.4.

Headings

51

9.5.

Entire Agreement

51

9.6.

Several Obligations; Benefits of this Agreement

51

9.7.

Expenses; Indemnification

51

9.8.

Numbers of Documents

52

9.9.

Accounting

52

9.10.

Severability of Provisions

52

9.11.

Nonliability of Lenders

52

9.12.

CHOICE OF LAW

52

9.13.

CONSENT TO JURISDICTION

52

9.14.

WAIVER OF JURY TRIAL

53

9.15.

USA Patriot Act Notice

53

ARTICLE X. THE ADMINISTRATIVE AGENT

53

10.1.

Appointment

53

10.2.

Powers

53

10.3.

General Immunity

54

10.4.

No Responsibility for Loans, Recitals, etc.

54

10.5.

Action on Instructions of Lenders

54

10.6.

Employment of Agents and Counsel

54

10.7.

Reliance on Documents; Counsel

55

10.8.

Administrative Agent’s Reimbursement and Indemnification

55

10.9.

Rights as a Lender

55

10.10.

Lender Credit Decision

55

10.11.

Successor Administrative Agent

55

10.12.

Notice of Defaults

56

10.13.

Requests for Approval

56

10.14.

Defaulting Lenders

56

10.15.

Additional Agents

57

ARTICLE XI. SETOFF; RATABLE PAYMENTS

57

11.1.

Setoff

57

11.2.

Ratable Payments

57

ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

57

12.1.

Successors and Assigns

58

12.2.

Participations

58

12.3.

Assignments

59

12.4.

Dissemination of Information

59

12.5.

Tax Treatment

60

ARTICLE XIII. NOTICES

60

13.1.

Giving Notice

60

13.2.

Change of Address

60

ARTICLE XIV. COUNTERPARTS

60

- iii -

CREDIT AGREEMENT

This Credit Agreement, dated as of October 15, 2007, is among Inland Western Retail Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Borrower”), KeyBank National Association, a national banking association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the “Lenders”) and KeyBank National Association, not individually, but as “Administrative Agent”.

RECITALS

A.

The Borrower is primarily engaged in the business of purchasing, owning, operating, leasing and managing retail properties.

B.

The Borrower is qualified as a real estate investment trust under Section 856 of the Code.

C.

The Borrower has requested that the Lenders and the Administrative Agent agree to arrange for and provide a revolving line of credit to the Borrower.  The Administrative Agent and the Lenders have agreed to do so on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

As used in this Agreement:

“ABR Applicable Margin” means zero.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any partnership, limited liability company, firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or membership interests of a partnership or limited liability company.

“Adjusted Annualized EBITDA” means, as of any date, an annualized amount determined by multiplying four (4) times the Consolidated Net Income for the most recent fiscal quarter of the Borrower for which financial results have been reported, as adjusted by (i) deducting therefrom any income attributable to Excluded Tenants; (ii) adding or deducting for, as appropriate, any adjustment made under GAAP for straight lining of rents, gains or losses from sales of assets, extraordinary items, depreciation, amortization, interest expenses, taxes and the Consolidated Group Pro Rata Share of interest, taxes, depreciation and amortization in Investment Affiliates; (iii) deducting therefrom an annual amount for capital expenditures equal to (a) $0.15 per gross leasable square foot times the weighted quarterly average gross leaseable area of retail Projects (which includes mixed-use Projects that are primarily retail) owned by the Consolidated Group during such fiscal quarter and (b) $0.25 per net rentable area of all other Projects owned by the Consolidated Group during such fiscal quarter; (iv) adding back all master lease income (not to exceed 5% of Consolidated Net

1

Income); and (v) adding back the actual advisory fee paid to the Advisor that was deducted in determining Consolidated Net Income and deducting an assumed asset management fee and Borrower level expenses equal to 4.5% of aggregate Net Operating Income from all Projects, provided that if the Advisor is acquired by or merged into the Borrower, beginning with the second full fiscal quarter after such acquisition and for each fiscal quarter thereafter no further adjustments under this clause (v) will be made and Adjusted Annualized EBITDA will be calculated using the Borrower’s actual general and administrative expenses.

“Administrative Agent” means KeyBank National Association in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by one or more of the Lenders to the Borrower of the same Type and, in the case of LIBOR Rate Advances, for the same Interest Period, including without limitation Swingline Advances.

“Advisor” means Inland Western Retail Real Estate Advisory Services, Inc.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Agreement Execution Date, $225,000,000, as such amount may be increased from time to time pursuant to Section 2.22 below.

“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Execution Date” means the date this Agreement has been fully executed and delivered by all parties hereto.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

“Annualized Consolidated NOI” means, as of any date, for any entity or group of entities without duplication, (A) the aggregate Net Operating Income for the most recent fiscal quarter for which financial results have been reported from all Projects owned by such entity or group of entities as of the end of such fiscal quarter multiplied by (B) four.

“Applicable Margin” means, as applicable, the ABR Applicable Margin or the LIBOR Applicable Margin which are used in calculating the interest rate applicable to the various Types of Advances.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any of the President, Chief Financial Officer and Chief Operating Officer, or the Chairman and Chief Executive Officer, or the Chief Accounting Officer of the Borrower, or any other executive officer or authorized agent approved by the Administrative Agent acting singly.

“Borrower” is defined in the recitals hereto.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of LIBOR Rate Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio, Charlotte, N.C. and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio, Charlotte, N.C. and New York, New York for the conduct of substantially all of their commercial lending activities.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

“Capitalization Rate” means seven and one-half percent (7.5%).

“Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents”  means, as of any date:

(i)

securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

(ii)

mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody’s;

(iii)

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

(iv)

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

(v)

bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(vi)

repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

(vii)

short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

(viii)

commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s.

“Change in Control” means any change in the membership of the Borrower’s Board of Directors which results at any time in the number of members having served on the Board of Directors for a term of at least twelve (12) months being less than 50% of the total number of board members.

“Change in Management” means the failure of at least one of Robert D. Parks, Steven P. Grimes and Michael O’Hanlon to continue to be active on a daily basis in the management of the Borrower provided that if all of such individuals shall die or become disabled or otherwise cease being active on a daily basis in the management of the Borrower, the Borrower shall have one hundred (120) days to retain a replacement executive of comparable experience which is reasonably satisfactory to the Administrative Agent.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans on the terms and conditions set forth herein not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

“Consolidated Debt Service” means, for any period, without duplication, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and balloon principal payments at maturity in respect of any such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

“Consolidated Group” means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

“Consolidated Interest Expense” means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the applicable Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of each Investment Affiliate, for such period, whether recourse or non-recourse.

“Consolidated Net Income” means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, an amount equal to (a) Total Asset Value minus (b) Consolidated Outstanding Indebtedness as of such date.

“Consolidated Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (whether recourse or non-recourse), plus, without duplication, (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group.

“Construction in Progress” means, as of any date, the book value of any Projects then under development provided that a Project shall no longer be included in Construction in Progress and shall be deemed to be a Stabilized Retail Project and shall be valued based on its Net Operating Income upon the earlier of (i) the expiration of the second full fiscal quarter after substantial completion (which shall mean the receipt of a temporary certificate of occupancy or a final certificate of occupancy) of such Project and (ii) the last day of the first full fiscal quarter in which the Annualized Consolidated NOI attributable to such Project divided by the Capitalization Rate exceeds the book value of such Project.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.10.

“Core Project” means either a Stabilized Retail Project or a Project that is fully leased to a single tenant whose long-term unsecured debt obligations are then rated BBB- or above by S&P and Baa3 or above by Moody’s under a triple net lease with an unexpired lease term of at least five (5) years.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

“Default Rate” means the interest rate which may apply during the continuance of a Default pursuant to Section 2.12.

“Dividend Payout Ratio” means, for any given period of time for any Person, the ratio of (a) an amount equal to (i) 100% of all dividends or other distributions, direct or indirect, on account of any equity interest of such Person (except dividends or distributions payable solely in additional equity interests of the same class) during such period, less (ii) any amount of such dividends or distributions constituting Dividend Reinvestment Proceeds, to (b) Funds From Operations of such Person for such period.

“Dividend Reinvestment Proceeds” means all dividends or other distributions, direct or indirect, on account of any equity interest of any Person which any holder(s) of such equity interest directs to be used, concurrently with the making of such dividend or distribution, for the purpose of purchasing for the account of such holder(s) additional equity interests in such Person or its subsidiaries.

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiaries or any of its respective assets or Projects.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Excluded Subsidiary” means, a Subsidiary which is (A) a single-purpose entity which owns only Projects subject to Secured Indebtedness and which has restrictions on the creation of any Guarantee Obligations or additional Indebtedness and other safeguards typically imposed on such single-purpose entities in secured financings or (B) an entity which is primarily engaged in the provision of services and does not own any Projects.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

“Excluded Tenants” means, as of any date, (i) any anchor tenant or (ii) any non-anchor tenant leasing more than 15,000 square feet of gross leasable area at one of the Projects that, in either case, either (a) is subject to a voluntary or involuntary petition for relief under any federal or state bankruptcy codes or insolvency law or (b) is not operating its business in its demised premises at such Project unless such non-operating tenant’s lease obligations are guaranteed by an entity whose then current long-term, unsecured debt obligations are rated BBB-- or above by S&P and Baa3 or above by Moody’s.

“Extension Notice” is defined in Section 2.1.

“Facility Letter of Credit” means a Letter of Credit issued pursuant to Article IIA of this Agreement.

“Facility Letter of Credit Fee” is defined in Section 2A.8.

“Facility Letter of Credit Obligations” means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

“Facility Letter of Credit Sublimit” means $50,000,000.

“Facility Termination Date” means October 14, 2010, as such date may be extended pursuant to Section 2.1.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

“Fee Letter” is defined in Section 2.6.

“Financial Contract” of a Person means (i) any exchange - traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

“Financial Undertaking” of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

“First Mortgage Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage, deed to secure debt or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a “First Mortgage Receivable” in its most recent compliance certificate.

“Fixed Charge Coverage Ratio” means (i) Adjusted Annualized EBITDA divided by (ii) the sum of (A) Consolidated Debt Service for the most recent four (4) fiscal quarters for which financial results have been reported, plus (B) all Preferred Dividends, if any, payable with respect to such four (4) fiscal quarters.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.

“Funds From Operations” means, with respect to a Person and for a given period, an amount equal to the net income (or loss) of such Person for such period, computed in accordance with GAAP, excluding gains (or losses) from extraordinary items, plus real estate depreciation and amortization, and after adjustments for unconsolidated affiliates.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or

(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or guarantees by the Borrower of liabilities under any interest rate lock agreement utilized to facilitate Secured Indebtedness of another member of the Consolidated Group or an Investment Affiliate.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Indebtedness” of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP (excluding premiums or discounts on debt required to be recognized under GAAP), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Interest Period” means a LIBOR Interest Period.

“Investment” of a Person means any Property owned by such Person, including without limitation, any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, has a ten percent (10%) or greater ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

“Issuance Date” is defined in Section 2A.4(a)(2).

“Issuance Notice” is defined in Section 2A.4(c).

“Issuing Bank” means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit.  KeyBank shall be the sole Issuing Bank.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, its respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement.

“Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Letter of Credit Collateral Account” is defined in Section 2A.9.

“Letter of Credit Request” is defined in Section 2A.4(a).

“Leverage Ratio” means Consolidated Outstanding Indebtedness divided by Total Asset Value, expressed as a percentage.

“LIBOR Applicable Margin” means, as of any date with respect to any LIBOR Interest Period, the LIBOR Applicable Margin set forth in Section 2.3 used in calculating the interest rate applicable to LIBOR Rate Advances which shall vary from time to time in accordance with the Net Worth Coverage Ratio as provided therein.

“LIBOR Base Rate” means, with respect to a LIBOR Rate Advance for the relevant LIBOR Interest Period, the applicable British Bankers’ Association LIBOR rate (rounded upwards to the nearest 1/16th) for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Rate Advance and having a maturity equal to such LIBOR Interest Period.

“LIBOR Interest Period” means, with respect to each amount bearing interest at a LIBOR based rate, a period of one, two, three, six or twelve months, to the extent deposits in the London interbank market with such maturities are available to the Lenders, commencing on a Business Day, as selected by Borrower; provided, however, that (i) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall continue to and end on the next succeeding Business Day, unless the result would be that such LIBOR Interest Period would be extended to the next succeeding calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day and (ii) any LIBOR Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month in which such LIBOR Interest Period would otherwise end shall instead end on the last Business Day of such calendar month.  Notwithstanding the foregoing, at any one time there will be no more than seven (7) LIBOR Interest Periods outstanding.

“LIBOR Loan” means a Loan which bears interest at a LIBOR Rate.

“LIBOR Rate” means, for any LIBOR Interest Period, the sum of (A) the LIBOR Base Rate applicable thereto divided by one minus the then-current Reserve Requirement and (B) the LIBOR Applicable Margin.

“LIBOR Rate Advance” means an Advance which bears interest at a LIBOR Rate.

“LIBOR Rate Loan” means a Loan which bears interest at a LIBOR Rate.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s portion of any borrowing hereunder by the Borrower.

“Loan Documents” means this Agreement, the Subsidiary Guaranty, the Notes, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

“Marketable Securities” means Investments in Capital Stock or debt securities issued by any Person (other than an Investment Affiliate) which are publicly traded on a national exchange, excluding Cash Equivalents.

“Material Adverse Effect” means, in the Administrative Agent’s reasonable discretion, a material adverse effect on (i) the business, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions hereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Asset Value” means, for any period the value of all Projects calculated at cost less related secured debt and less the Outstanding Facility Amount, in each case on a weighted average basis, during such period.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

“Net Operating Income” means, with respect to any Project for any period, “property rental and other income” (as determined by GAAP) attributable to such Project accruing for such period, adding all master lease income (not to exceed to 5% of Net Operating Income), minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Borrower, any interest expense, or other debt service charges, any amortization related to above-market or below-market leases and any non-cash charges such as depreciation or amortization of financing costs.  As used herein “Management Fees”, means, with respect to each Project for any period, an amount equal to the greater of (i) actual management fees payable with respect thereto and (ii) three percent (3%) per annum on the aggregate base rent and percentage rent due and payable under leases at such Project.

“Net Worth Coverage Ratio” means, as of any date, the ratio of  (A) then-current Consolidated Net Worth to (B) then-current Recourse Indebtedness.

“Non-Core Project” means, as of any date, a Project that does not then qualify as a Core Project and, notwithstanding the definition of Project, may be located in either Canada or the United States.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” means a promissory note, in substantially the form of Exhibit B hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

“Notice of Assignment” is defined in Section 12.3.2.

“Obligations” means the Advances, the Facility Letters of Credit, the Reimbursement Obligations, and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents, including all payments and other obligations that may accrue after the commencement of any action or proceeding described in Sections 7.7 and 7.8.

“One Day LIBOR Rate” means, with respect to Swingline Advances only, for any day, the sum of (A) an interpolated rate, as determined by the Swingline Lender in its sole discretion for such day, equal to the LIBOR Base Rate that would apply to an Interest Period of one day plus (B) the LIBOR Applicable Margin.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Facility Amount” means, at any time, the sum of all then outstanding Advances and Facility Letter of Credit Obligations.

“Participants” is defined in Section 12.2.1.

“Payment Date” means, with respect to the payment of interest accrued on any Advance, the fifteenth day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Percentage” means for each Lender the ratio that such Lender’s Commitment bears to the Aggregate Commitment, expressed as a percentage.

“Permitted Acquisitions” are defined in Section 6.15.

“Permitted Investments” are defined in Section 6.23.

“Permitted Liens” are defined in Section 6.16.

“Person” means any natural person, corporation, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Preferred Dividends” means, with respect to any entity, dividends or other distributions which are payable to holders of any ownership interests in such entity which entitle the holders of such ownership interests to be paid on a preferred basis prior to dividends or other distributions to the holders of other types of ownership interests in such entity.

“Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by KeyBank or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

“Project” means any real estate asset located in the United States owned by the Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail property or other commercial property of a type allowed under Section 6.23 hereof.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchasers” is defined in Section 12.3.1.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recourse Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability such as environmental liability, fraud and other customary nonrecourse carveouts.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means at any time, the aggregate of the obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances, provided that, (i) the Commitment and Advances held by any then-current Defaulting Lender shall be subtracted from the Aggregate Commitment and the outstanding Advances solely for the purpose of calculating the Required Lenders at such time and (ii) at such times as there are less than four (4) Lenders the two references to “at least 66 2/3%” in this definition shall be changed to “more than 50%”.

“Reserve Requirement” means, with respect to a LIBOR Rate Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Secured Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group which is secured by a Lien on a Project, any ownership interests in any Person or any other assets which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Stabilized Retail Projects” mean any neighborhood shopping centers, community shopping centers, stand-alone, triple net retail properties and any other stabilized retail Projects (including mixed-use Projects where retail is the primary use) approved by the Administrative Agent, but not including any Projects included in Construction in Progress.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means, as of any date, each Subsidiary of the Borrower which is then a party to the Subsidiary Guaranty pursuant to Section 6.28.

“Subsidiary Guaranty” means the guaranty to be executed and delivered by those Subsidiaries of the Borrower listed on Schedule 4, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time pursuant to Section 6.28, including any joinders executed by additional Subsidiary Guarantors.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of then-current Total Asset Value.

“Swingline Advances” means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans not exceeding $30,000,000, which is included in, and is not in addition to, the Swingline Lender’s total Commitment hereunder.

“Swingline Lender” shall mean KeyBank National Association, in its capacity as a Lender, and at the option of a new Administrative Agent, any successor Administrative Agent.

“Swingline Loan” means a loan made by the Swingline Lender pursuant to Section 2.16 hereof.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Total Asset Value” means, as of any date, (i) the Annualized Consolidated NOI attributable to Projects owned by the Borrower or a member of the Consolidated Group (excluding 100% of the Annualized Consolidated NOI attributable to Projects not owned for at least four (4) full fiscal quarters as of the end of the fiscal quarter for which Annualized Consolidated NOI is calculated) divided by the Capitalization Rate, plus (ii) 100% of the price paid for any such Projects first acquired by the Borrower or a member of the Consolidated Group during such four (4) fiscal quarter period, plus (iii) cash, Cash Equivalents and Marketable Securities owned by the Consolidated Group as of the end of such fiscal quarter, provided that the amount added to Total Asset Value on account of Marketable Securities shall not exceed 5% of Total Asset Value, plus (iv) the Consolidated Group’s Pro Rata Share of (A) Annualized Consolidated NOI attributable to Projects owned by Investment Affiliates (excluding Annualized Consolidated NOI attributable to Projects not owned for the entire four (4) fiscal quarters on which Annualized Consolidated NOI is calculated) divided by (B) the Capitalization Rate, plus (v) the Consolidated Group Pro Rata Share of the price paid for such Projects first acquired by an Investment Affiliate during such four (4) fiscal quarters, plus (vi) Construction in Progress at book value, plus (vii) First Mortgage Receivables owned by the Consolidated Group (at the lower of book value or market value), plus (viii) Unimproved Land at book value, plus (ix) investments in Non-Core Projects.

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Rate Advance.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unimproved Land” means, as of any date, any land which (i) is not appropriately zoned for retail development, (ii) does not have access to all necessary utilities or (iii) does not have access to publicly dedicated streets, unless such land has been designated in writing by the Borrower in a certificate delivered to the Administrative Agent as land that is reasonably expected to satisfy all such criteria within twelve (12) months after such date.  For purposes of clarification, if any, such land shall be deemed to be included in Construction in Progress as of such date of designation and from and after such date shall not be considered Unimproved Land.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unsecured Indebtedness” means, with respect to any Person, all Indebtedness of such Person for borrowed money that does not constitute Secured Indebtedness or Guarantee Obligations.

“Unused Fee” is defined is Section 2.5.

“Unused Fee Percentage” means, with respect to any day during a calendar quarter, (i) 0.125% per annum, if the sum of the Advances and Facility Letter of Credit Obligations outstanding on such day is 50% or more of the Aggregate Commitment or (ii) 0.20% per annum if the sum of the

Advances and Facility Letter of Credit Obligations outstanding on such day is less than 50% of the Aggregate Commitment.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II.

THE CREDIT

2.1.

Generally

.  Subject to the terms and conditions of this Agreement, Lenders severally agree to make Advances through the Administrative Agent to the Borrower from time to time prior to the Facility Termination Date, and to support the issuance of Facility Letters of Credit under Article IIA of this Agreement, provided that the making of any such Advance or the issuance of such Facility Letter of Credit will not:

(i)

cause the then-current Outstanding Facility Amount to exceed the then-current Aggregate Commitment; or

(ii)

cause the then-current outstanding Swingline Advances to exceed the Swingline Commitment; or

(iii)

cause the then outstanding Facility Letters of Credit Obligations to exceed the Facility Letter of Credit Sublimit.

The Advances may be Swingline Advances, ratable Floating Rate Advances or ratable LIBOR Rate Advances.  Each Lender shall fund its Percentage of each such Advance (other than a Swingline Advance) and no Lender will be required to fund any amounts which, when aggregated with such Lender’s Percentage of all other Advances then outstanding and of all Facility Letter of Credit Obligations, would exceed such Lender’s then-current Commitment.  This facility (“Facility”) is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Facility Termination Date.  The Facility Termination Date can be extended at the Borrower’s request for one (1) extension period of one year upon written notice to the Administrative Agent received by the Administrative Agent not later than 90 days prior to the then-current Facility Termination Date (an “Extension Notice”), provided that (i) no Default or Unmatured Default has occurred and is continuing when the Extension Notice is given and on the day immediately preceding the first day of such extension period, (ii) all of the covenants of the Borrower hereunder are being complied with when an Extension Notice is given and on the day immediately preceding the first day of such extension period, and (iii) the Borrower pays, along with the Extension Notice, an extension fee to the Administrative Agent for the account of each Lender equal to 0.15% of the then-current Commitment of such Lender.  In no event shall the Facility Termination Date be extended to a date later than October 14, 2011 without the consent of all of the Lenders.

2.2.

Ratable and Non Ratable Advances

.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably based on each Lender’s Percentage, except for Swingline Loans which shall be made by the Swingline Lender in accordance with Section 2.16.  The ratable Advances may be Floating Rate Advances, LIBOR Rate Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

2.3.

Applicable Margin

.  The LIBOR Applicable Margin shall be changed from time to time in accordance with the Net Worth Coverage Ratio upon the date Administrative Agent has received a compliance certificate as required by Section 6.1(v) from the Borrower with respect to the most recent preceding fiscal quarter.  Any such change in the Applicable Margin shall be given prospective effect only, and no recalculation shall be done with respect to interest or Facility Letter of Credit Fees accrued between the last day of the most recent preceding fiscal quarter and the date of such change in the Applicable Margin.  If any such compliance certificate shall later be determined to be incorrect and as a result a higher LIBOR Applicable Margin should have been in effect for any period, Borrower shall pay to the Administrative Agent for the benefit of the Lenders all additional interest and fees which would have accrued if the original compliance certificate had been correct, as shown on an invoice to be prepared by the Administrative Agent and delivered to Borrower, on the next Payment Date following delivery of such invoice.

Net Worth Coverage Ratio	LIBOR Applicable Margin

Net Worth Coverage Ratio greater than or equal to 15 to 1.	0.80%
Net Worth Coverage Ratio greater than or equal to 10 to 1, but less than 15 to 1.	0.90%
Net Worth Coverage Ratio less than 10 to 1.	1.25%

2.4.

Final Principal Payment

.  Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.5.

Unused Fee

.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused facility fee (the “Unused Fee”) equal to an aggregate amount computed on a daily basis by multiplying (i) the Unused Fee Percentage applicable to such day, expressed as a per diem rate, times (ii) the excess of the Aggregate Commitment over the Outstanding Facility Amount on such day.  The Unused Fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter (for the prior calendar quarter) and upon any termination of the Aggregate Commitment in its entirety.

2.6.

Other Fees

.  The Borrower agrees to pay all fees payable to the Administrative Agent pursuant to the Borrower’s letter agreement with the Administrative Agent dated as of September 5, 2007 (the “Fee Letter”).

2.7.

Minimum Amount of Each Advance

.  Each Advance shall be in the minimum amount of $1,000,000; provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

2.8.

Optional Principal Payments

.  The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding Floating Rate Advances without prior notice to the

Administrative Agent.  A LIBOR Rate Advance may be paid on the last day of the applicable Interest Period or, if and only if the Borrower pays any amounts due to the Lenders under Sections 3.4 and 3.5 as a result of such prepayment, on a day prior to such last day.

2.9.

Method of Selecting Types and Interest Periods for New Advances

.  The Borrower shall select the Type of Advance and, in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable to each Advance from time to time.  The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) in the form attached as Exhibit G and made a part hereof (i) not later than 1:00 p.m. Cleveland, Ohio time on the Business Day immediately preceding the Borrowing Date of each Floating Rate Advance, (ii) not later than 10:00 a.m. Cleveland, Ohio time, at least three (3) Business Days before the Borrowing Date for each LIBOR Rate Advance and (iii) not later than 10:00 a.m. Cleveland, Ohio time on the same day as the Borrowing Date for each Swingline Advance, which shall specify:

(i)

the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)

the aggregate amount of such Advance,

(iii)

the Type of Advance selected,

(iv)

if such Advance is a Swingline Advance, and Borrower desires to have the One Day LIBOR Rate apply for the duration of such Swingline Advance, a request to that effect; and

(v)

in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable thereto.

The Administrative Agent shall provide a copy to the Lenders by facsimile of each Borrowing Notice and each Conversion/Continuation Notice not later than the close of business on the Business Day it is received.  Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland, Ohio to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than (i) 10:00 a.m. (Cleveland, Ohio time), in the case of Floating Rate Advances (other than Swingline Advances), or (ii) noon (Cleveland, Ohio time) in the case of all other Advances.  The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

No LIBOR Interest Period may end after the Facility Termination Date and, unless the Required Lenders otherwise agree in writing, in no event may there be more than seven (7) different LIBOR Interest Periods for LIBOR Rate Advances outstanding at any one time.

2.10.

Conversion and Continuation of Outstanding Advances

.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Rate Advances.  Each LIBOR Rate Advance shall continue as a LIBOR Rate Advance until the end of the then applicable Interest Period therefore, at which time such LIBOR Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a “Conversion/Continuation Notice” requesting that, at the end of such Interest Period, such LIBOR Rate Advance either continue as a LIBOR Rate Advance for the same or another Interest Period or be converted to an Advance of another Type.  Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any LIBOR Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance to a LIBOR Rate Advance or continuation of a LIBOR Rate Advance not later than 10:00 a.m. (Cleveland, Ohio time), at least three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

(i)

the requested date which shall be a Business Day, of such conversion or continuation;

(ii)

the aggregate amount and Type of the Advance which is to be converted or continued; and

(iii)

the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Advance, the duration of the Interest Period applicable thereto.

2.11.

Changes in Interest Rate, Etc

.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Rate Advance into a Floating Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a LIBOR Rate Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each LIBOR Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Rate Advance.

2.12.

Rates Applicable After Default

.  Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Rate Advance.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum; provided, however, that the Default Rate shall become applicable automatically if a Default occurs under Section 7.1 or 7.2, unless waived by the Required Lenders.

2.13.

Method of Payment

.

(i)

All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available United States funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (Cleveland time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.

(ii)

As provided elsewhere herein, all Lenders’ interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders’ interests shall have priority over the others.  Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender’s address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid.  The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with KeyBank for each payment of principal, interest and fees as it becomes due hereunder.

2.14.

Notes; Telephonic Notices

.  Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower’s obligations under such Note.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.  The Administrative Agent will at the request of the Borrower, from time to time, but not more often than monthly, provide notice of the amount of the outstanding Aggregate Commitment, the Type of Advance, and the applicable interest rate, if for a LIBOR Rate Advance.  Upon a Lender’s furnishing to Borrower an affidavit to such effect, if a Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to such Lender, in substitution therefore, a new note containing the same terms and conditions as such Note being replaced.

2.15.

Interest Payment Dates; Interest and Fee Basis

.  Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety under Section 2.1 hereof.  Interest, Unused Fees, Facility Letter of Credit Fees and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Cleveland time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16.

Swingline Advances

.  In addition to the other options available to the Borrower hereunder, the Swingline Commitment shall be available for Swingline Advances subject to the following terms and conditions.  Swingline Advances shall be made available for same day borrowings provided that notice is given in accordance with Section 2.9 hereof.  All Swingline Advances shall bear interest at either the Floating Rate or, if Borrower has given written notice to the Administrative Agent as described in Section 2.9 when requesting such Swingline Advance, at the

One Day LIBOR Rate, as it may be adjusted over the duration of such Swingline Advance.  In no event shall the Swingline Lender be required to fund a Swingline Advance if it would increase the total aggregate outstanding Loans by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of the Swingline Lender’s Commitment.  No Swingline Advance may be made to repay a Swingline Advance, but Borrower may repay Swingline Advances from subsequent pro rata Advances hereunder.  On the fifth (5th) Business Day after such a Swingline Advance was made, if such Swingline Advance has not been repaid by the Borrower, each Lender irrevocably agrees to purchase its Percentage of any Swingline Advance made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Unmatured Default or Default hereunder provided that Swingline Lender did not have actual knowledge of such Unmatured Default or Default at the time the Swingline Advance was made and provided further that no Lender shall be required to have total outstanding Loans plus its Percentage of Facility Letters of Credit exceed its Commitment.  Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Cleveland time), and otherwise on the Business Day following such request.  All requests for purchase shall be in writing.  From and after the date it is so purchased, each such Swingline Advance shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender’s Note, and (ii) shall no longer be considered a Swingline Advance except that all interest accruing on or attributable to such Swingline Advance for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders.  If prior to purchasing its Percentage of a Swingline Advance one of the events described in Section 7.7 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Advance in an amount equal to its Percentage of such Swingline Advance.  From and after the date of each Lender’s purchase of its participating interest in a Swingline Advance, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.  If any Lender fails to so purchase its Percentage of any Swingline Advance, such Lender shall be deemed to be a Defaulting Lender hereunder.

2.17.

Notification of Advances, Interest Rates and Prepayments

.  The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent.  The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.18.

Lending Installations

.  Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each

Lender for the benefit of such Lending Installation.  Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.19.

Non-Receipt of Funds by the Administrative Agent

.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.  If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

2.20.

Replacement of Lenders under Certain Circumstances

.  The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, or (b) cannot maintain its LIBOR Rate Loans at a suitable Lending Installation pursuant to Section 3.3, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default  shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 3.4 and 3.6 if any LIBOR Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.21.

Usury

.  This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.22.

Increase in Aggregate Commitment

.  The Borrower shall have the right from time to time, provided no Default or Unmatured Default has occurred and is then continuing, to increase the Aggregate Commitment up to a maximum of $300,000,000 by either adding new lenders as Lenders (subject to the Administrative Agent’s prior written approval of the identity of such new lenders) or obtaining the agreement, which shall be at such Lender’s or Lenders’ sole discretion, of one or more of the then current Lenders to increase its or their Commitments.  The Administrative Agent shall use commercially reasonable efforts to arrange such increased Commitments and the Borrower’s approval of any new lenders shall not be unreasonably withheld or delayed.  On the effective date of any such increase, the Borrower shall pay to the Administrative Agent any amounts due to it under the Fee Letter and to each lender providing such additional Commitment the up-front fee agreed to by the Borrower.  Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit H attached hereto by the Borrower, the Administrative Agent and the new lender or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof.  On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase, by either funding more than its or their Percentage of new Advances made on such date or purchasing shares of outstanding Loans held by the other Lenders or a combination thereof, to hold its or their Percentage of all Advances outstanding at the close of business on such day.  The Lenders agree to cooperate in any required sale and purchase of outstanding Advances to achieve such result.  In no event shall the Aggregate Commitment exceed $300,000,000 without the approval of all of the Lenders.

ARTICLE IIA

LETTER OF CREDIT SUBFACILITY

2A.1

Obligation to Issue.

 Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower, one or more Facility Letters of Credit in accordance with this Article IIA, from time to time during the period commencing on the Agreement Effective Date and ending on a date sixty (60) days prior to the Facility Termination Date.

2A.2

Types and Amounts.

 The Issuing Bank shall not have any obligation to:

(i)

issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

(ii)

issue any Facility Letter of Credit if, after giving effect thereto, (1) the then applicable Outstanding Facility Amount would exceed the then current Aggregate Commitment or (2) the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit; or

(iii)

issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date beyond the sixtieth (60th) day prior to the Facility Termination Date.

2A.3

Conditions.

 In addition to being subject to the satisfaction of the conditions contained in Article IV hereof and in the balance of this Article IIA, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

(i)

the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

(ii)

as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

(iii)

there shall not exist any Default or Unmatured Default.

2A.4

Procedure for Issuance of Facility Letters of Credit.

(a)

Borrower shall give the Issuing Bank and the Administrative Agent at least three (3) Business Days’ prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a “Letter of Credit Request”), such notice shall be irrevocable, except as provided in Section 2A.4(b)(i) below, and shall specify:

(1)

the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

(2)

the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the “Issuance Date”);

(3)

the date on which such requested Facility Letter of Credit is to expire (which day shall be a Business Day which is not less than sixty (60) days prior to the Facility Termination Date);

(4)

the purpose for which such Facility Letter of Credit is to be issued;

(5)

the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

(6)

any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued and shall execute and deliver the Issuing Bank’s customary letter of credit application and reimbursement agreement with respect thereto.  Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than noon (Cleveland time) on the last Business Day on which notice can be given under this Section 2A.4(a).  Administrative Agent shall, promptly upon request by a Lender, provide a copy of such Letter of Credit Request to such Lender.

(b)

Subject to the terms and conditions of this Article IIA and provided that the applicable conditions set forth in Article IV hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank’s usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit given not later than the Business Day immediately preceding the Issuance Date, or (ii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 2A.2.

(c)

The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the “Issuance Notice”).

(d)

The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2A.4 are met as though a new Facility Letter of Credit was being requested and issued.

2A.5

Reimbursement Obligations; Duties of Issuing Bank.

(a)

The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit.  Any such draw shall not be deemed to be a default hereunder but shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at the Floating Rate Advance; provided that if a Default or an Unmatured Default exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

(b)

Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 2A.4, relieve any Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

2A.6

Participation.

(a)

Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in this Article IIA, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender’s Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder.  Each Lender’s obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent Facility Letters of Credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender’s Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

(b)

In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 2A.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender’s Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank.  Lender’s payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender’s Note.  The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made.  Any Lender which fails to make any payment required pursuant to this Section 2A.6(b) shall be deemed to be a Defaulting Lender hereunder.

(c)

Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day) pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender’s Percentage thereof.

(d)

Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

(e)

The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

2A.7

Payment of Reimbursement Obligations.

(a)

The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

(i)

any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)

the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

(iii)

any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

(iv)

the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(v)

the occurrence of any Default or Unmatured Default.

(b)

In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender’s Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

2A.8

Compensation for Facility Letters of Credit.

(a)

The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (including the Issuing Bank), based upon the Lenders’ respective Percentages, a per annum fee (the “Facility Letter of Credit Fee”) as a percentage of the face amount of each Facility Letter of Credit outstanding equal to the LIBOR Applicable Margin in effect from time to time hereunder while such Facility Letter of Credit is outstanding.  The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall accrue on a daily basis and shall be due and payable in arrears on the first Business Day of each calendar quarter following the issuance of such Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Facility Termination Date or any other earlier date that the Obligations are due and payable in full.  The Administrative

Agent shall promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day)  remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof.  The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.13 hereof.

(b)

The Issuing Bank also shall have the right to receive solely for its own account an issuance fee equal to the greater of (A) $1,500 or (B) one-eighth of one percent (0.125%) per annum to be calculated on the face amount of each Facility Letter of Credit for the stated duration thereof, based on the actual number of days and using a 360-day year basis.  The issuance fee shall be payable by the Borrower on the Issuance Date for each such Facility Letter of Credit and on the date of any increase therein or extension thereof.  The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank’s standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

2A.9

Letter of Credit Collateral Account.

  The Borrower hereby agrees that it will immediately upon the request of the Administrative Agent, establish a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 8.1.  The Letter of Credit Collateral Account shall hold the deposits the Borrower is required to make after a Default on account of any outstanding Facility Letters of Credit as described in Section 8.1.  In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon.  The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section 8.1 hereof.

ARTICLE III.

CHANGE IN CIRCUMSTANCES

3.1.

Yield Protection

.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)

subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Rate Loans, or

(ii)

imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Advances), or

(iii)

imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Rate Loans, by an amount deemed material by such Lender  as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its LIBOR Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Rate Loans or Commitment, then, within 15 days of a demand by such Lender accompanied by reasonable evidence of the occurrence of the applicable event under clauses (i), (ii) or (iii) above, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

3.2.

Changes in Capital Adequacy Regulations

.  If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender  is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its outstanding credit exposure hereunder or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3.

Availability of Types of Advances

.  If any Lender in good faith determines that maintenance of any of its LIBOR Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall, with written notice to Borrower, suspend the availability of LIBOR Rate Advances and require any LIBOR Rate Advances to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Rate Advances are not available, the Administrative Agent shall, with written notice to Borrower, suspend the availability of LIBOR Rate Advances with respect to any LIBOR Rate Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Rate Advance does not accurately reflect the cost of making such a LIBOR Rate Advance, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Administrative Agent shall, with written notice to Borrower, suspend the availability of any LIBOR Rate Advances made after the date of any such determination.  If the Borrower is required to so repay a LIBOR Rate Advance, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Floating Rate.

3.4.

Funding Indemnification

.  If any payment of a LIBOR Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 3.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost (incurred or expected to be incurred) in liquidating or employing deposits acquired to fund or maintain the LIBOR Rate Advance and shall pay all such losses or costs within fifteen (15) days after written demand therefor.

3.5.

Taxes

.

(i)

All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)

In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).

(iii)

The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefore pursuant to Section 3.6.

(iv)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date it becomes a party to this Agreement, (i) deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)

For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

(vi)

Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

(vii)

If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

3.6.

Lender Statements; Survival of Indemnity

.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR Rate Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a LIBOR Rate Loan shall be calculated as though each Lender funded its LIBOR Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV.

CONDITIONS PRECEDENT

4.1.

Initial Advance

.  The obligations of the Lenders hereunder shall not become effective, and the Lenders shall not be required to make the initial Advance hereunder or issue the initial Facility Letter of Credit hereunder, unless and until (a) the Borrower shall, prior to or concurrently therewith, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following:

(i)

The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, and this Agreement;

(ii)

(A) Certificate of good standing for the Borrower from the State of Maryland, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (B) foreign qualification certificates for the Borrower and certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date for each other jurisdiction where the failure of the Borrower to so qualify or be licensed (if required) would have a Material Adverse Effect;

(iii)

Copies of the formation documents (including code of regulations, if appropriate) of the Borrower, certified by an officer of the Borrower, together with all amendments thereto;

(iv)

Incumbency certificates, executed by officers of the Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(v)

Copies, certified by a Secretary or an Assistant Secretary of the Borrower of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower hereunder;

(vi)

A written opinion of the Borrower’s counsel, addressed to the Lenders in substantially the form of Exhibit F hereto or such other form as the Administrative Agent may reasonably approve;

(vii)

A certificate, signed by an officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing, and no Material Adverse Effect has occurred and that all representations and warranties of the Borrower are true and correct as of the initial Borrowing Date provided that such certificate is in fact true and correct;

(viii)

The most recent financial statements of the Borrower in the form required under Section 6.1;

(ix)

UCC financing statement, judgment, and tax lien searches with respect to the Borrower from the State of Maryland and the State of Illinois;

(x)

Evidence that all upfront fees due to each of the Lenders under the terms of their respective commitment letters have been paid, or will be paid out of the proceeds of the initial Advance hereunder; and

(xi)

Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

4.2.

Each Advance and Issuance

.  The Lenders shall not be required to make any Advance or issue any Facility Letter of Credit unless on the applicable Borrowing Date:

(i)

There exists no Default or Unmatured Default;

(ii)

The representations and warranties contained in Article V are true and correct as of such Borrowing Date with respect to Borrower, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

(iii)

All documents incident to the making of such Advance or issuance of such Facility Letter of Credit shall be satisfactory to the Administrative Agent and its counsel.

Each Borrowing Notice and each Letter of Credit Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.  Any Lender may require a duly completed Compliance Certificate in substantially the same form of the Certificate attached as Exhibit C.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1.

Existence

.  The Borrower is a corporation duly organized and validly existing under the laws of the State of Maryland.  The Borrower has its principal place of business in Oak Brook, Illinois and is duly qualified as a foreign entity, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.  Each of Borrower’s Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2.

Authorization and Validity

.  The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3.

No Conflict; Government Consent

.  Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation, by-laws, or operating agreement, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement.

5.4.

Financial Statements; Material Adverse Effect

.  All consolidated financial statements of the Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments.  From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

5.5.

Taxes

.  The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  No tax liens have been filed and no claims are being asserted with respect to such taxes.

The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.6.

Litigation and Guarantee Obligations

.  Except as set forth on Schedule 2 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.  The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

5.7.

Subsidiaries

.  All of the issued and outstanding shares of capital stock of any Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable.

5.8.

ERISA

.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000.  Neither Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.9.

Accuracy of Information

.  No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.10.

Regulation U

.  The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

5.11.

Material Agreements

.  Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

5.12.

Compliance With Laws

.  The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect.  Neither Borrower nor any Subsidiary has received any written notice to the effect that their operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

5.13.

Ownership of Properties

.  On the date of this Agreement, the Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the financial statements as owned by it, other than those assets represented by mortgage receivables that are required to be consolidated despite the fact that title to the mortgaged assets is not in the Borrower of any of its Subsidiaries.

5.14.

Investment Company Act

.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.15.

Public Utility Holding Company Act

.  Neither the Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.16.

Solvency

.

(i)

Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii)

The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

5.17.

Insurance

  The Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation:

(i)

Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Projects (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

(ii)

Builder’s risk insurance for any Project under construction in the amount of the construction cost of such Project;

(iii)

Loss of rental income insurance in the amount not less than one year’s gross revenues from the Projects; and

(iv)

Comprehensive general liability or umbrella insurance in the amount of $20,000,000 per occurrence.

5.18.

Borrower Status

.  The Borrower is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

5.19.

Environmental Matters

.  Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except as disclosed on Schedule 3 attached hereto and to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

To the knowledge of the Borrower, the Projects of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

(b)

To the knowledge of the Borrower, (i) the Projects of the Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

(c)

Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)

To the knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

(e)

No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower’s knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

(f)

To the knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

5.20.

OFAC Representation

.  The Borrower is not, and shall not be at any time, a person with whom the Lenders are restricted from doing business under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons.  In addition, the Borrower hereby agrees to provide to the Administrative Agent any information that the Administrative Agent deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

ARTICLE VI.

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1.

Financial Reporting

.  The Borrower will maintain for the Consolidated Group a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent and the Lenders:

(i)

As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, financial statements prepared in accordance with GAAP, including an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated income statement and statement of cash flows of the Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, if any, all certified by an Authorized Officer of the Borrower;

(ii)

As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, the following reports in form and substance reasonably satisfactory to the Administrative Agent, all certified by an Authorized Officer of the Borrower:  a schedule listing all Projects and summary information for each Project, including location, square footage, occupancy, Net Operating Income, debt and such additional information on all Projects as may be reasonably requested by the Administrative Agent;

(iii)

As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent, together with such additional information and consolidating schedules as may be reasonably requested by the Administrative Agent;

(iv)

As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, a statement detailing the contributions to Annualized Consolidated NOI from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to the Administrative Agent, certified by an Authorized Officer of the Borrower;

(v)

Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit C hereto signed by an Authorized Officer of the Borrower showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer’s knowledge, no Default or Unmatured Default exists, or if, to such officer’s knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

(vi)

As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(vii)

As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

(viii)

Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished, including without limitation all form 10-K and 10-Q reports filed with the SEC; and

(ix)

Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

6.2.

Use of Proceeds

.  The Borrower will use the proceeds of the Advances solely to (i) finance the cost of the Borrower’s or its Subsidiaries’ acquisition of Projects and (ii) for working capital.  Without limitation of the foregoing, the Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any “margin stock” (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

6.3.

Notice of Default

.  The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including the filing of material litigation), which could reasonably be expected to have a Material Adverse Effect.

6.4.

Conduct of Business

.  The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited partnership, or limited liability company, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 6.12 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct its businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of Projects, and any business activities and investments incidental thereto, including investments in Marketable Securities, subject to the limitations on Permitted Investments and Permitted Acquisitions established hereunder.

6.5.

Taxes

.  The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them or their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

6.6.

Insurance

.  The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.17 on all their Property and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

6.7.

Compliance with Laws

.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

6.8.

Maintenance of Properties

.  The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

6.9.

Inspection

.  The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

6.10.

Maintenance of Status

.  The Borrower shall at all times  maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

6.11.

Dividends

.  The Dividend Payout Ratio of the Borrower shall not, in any event, exceed 95%.  Notwithstanding the foregoing, but subject to the final sentence of this Section 6.11, the Borrower shall not, during the continuation of any Default under the Loan Documents, be permitted to make or declare any dividends or similar distributions without the written consent of the Administrative Agent and Required Lenders.  The Borrower shall, on a quarterly basis, deliver to the Administrative Agent evidence satisfactory to the Administrative Agent of the application of Dividend Reinvestment Proceeds and a certificate from the chief financial officer of the Borrower that the Borrower shall continue to be in compliance with all applicable provisions of the Code and its bylaws and operating covenants after giving effect to such dividends or distributions.  Notwithstanding the foregoing, the Borrower shall be permitted at all times to distribute the minimum amount of dividends necessary to maintain its tax status as a real estate investment trust.

6.12.

Merger; Sale of Assets

.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger (other than mergers in which the Borrower or one of its Subsidiaries is the survivor and mergers of Subsidiaries as part of transactions that are Permitted Acquisitions provided that following such merger the target entity becomes a Wholly-Owned Subsidiary of Borrower), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary and (b) mergers solely to change the jurisdiction of organization of a Subsidiary, provided that, in any event, approval in advance by the Required Lenders shall be required for transfer or disposition in any quarter of assets with an aggregate value greater than 10% of Total Asset Value, or any merger resulting in an increase to the Total Asset Value of more than 25% and the Borrower shall, regardless of any such merger or other transaction, continue as a surviving entity.  Regardless of whether approval of the Required Lenders is necessary, for any sale, merger, or transfer of any Project or ownership interest in a Project which causes the aggregate value of such transactions in a single calendar quarter to exceed $250,000,000, the Borrower will give prior notice to the Administrative Agent and will deliver to the Administrative Agent a pro-forma compliance certificate based on the results of such transaction demonstrating compliance with the covenants contained herein.

6.13.

Current Borrower Transactions

. Notwithstanding any provisions of this Agreement to the contrary, Lenders acknowledge the existence of and waive all right of prior notice, consent and approval to, (i) the pending merger of certain Subsidiaries of Borrower with the Advisor, Inland Northwest Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. and (ii) the pending disposition of $273,000,000 of Amex assets.

6.14.

Sale and Leaseback

.  The Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

6.15.

Acquisitions and Investments

.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefore, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)

Cash Equivalents and Marketable Securities;

(ii)

Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring Projects, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing Projects;

(iii)

transactions permitted pursuant to Section 6.12;

(iv)

Permitted Investments pursuant to Section 6.23;

(v)

Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of Projects; and

(vi)

Acquisition of the Advisor and/or property management companies.

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein.  Acquisitions permitted pursuant to this Section 6.15 shall be deemed to be “Permitted Acquisitions”.

6.16.

Liens

.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(ii)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

(iii)

Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)

Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries; and

(v)

First priority Liens other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower’s covenants herein.

Liens permitted pursuant to this Section 6.16 shall be deemed to be “Permitted Liens”.

6.17.

Affiliates

.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.18.

Financial Undertakings

.  The Borrower will not enter into or remain liable upon, nor will they permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent required to protect the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

6.19.

Variable Interest Indebtedness

.  The Borrower and its Subsidiaries shall not permit the outstanding principal balance of any Consolidated Outstanding Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed twenty percent (20%) of Total Asset Value, unless all of such Indebtedness in excess of such amount is subject to a Rate Management Transaction approved by the Administrative Agent that effectively converts the interest rate on such excess to a fixed rate.

6.20.

Consolidated Net Worth

.  The Borrower shall maintain a Consolidated Net Worth of not less than $2,500,000,000 plus seventy-five percent (75%) of the equity contributions or sales of treasury stock received by the Borrower after June 30, 2007 (provided that for purposes of this Section 6.20 the required Consolidated Net Worth shall not be increased by the value of the Advisor or any property management companies that may be acquired in exchange for the issuance of the stock in the Borrower).

6.21.

Indebtedness and Cash Flow Covenants

.  The Borrower on a consolidated basis with its Subsidiaries shall not permit:

(i)

The Leverage Ratio to exceed sixty-five percent (65%);

(ii)

The Fixed Charge Coverage Ratio to be less than 1.75; or

(iii)

The aggregate amount, without duplication, of (A) all Unsecured Indebtedness of the Borrower or of any of its Subsidiaries, (B) all Guarantee Obligations of the Borrower or of any of its Subsidiaries, and (C) all Recourse Indebtedness of the Borrower or of any of its Subsidiaries (excluding for purposes of each of clauses (A), (B) and (C) of this Section 6.21(iii) all Indebtedness and Guarantee Obligations owing to the Lenders from time to time pursuant this Agreement) to exceed $200,000,000.

6.22.

Environmental Matters

.  The Borrower and its Subsidiaries shall:

(a)

Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

(b)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)

Defend, indemnify and hold harmless Administrative Agent and each Lender, and its respective officers, directors, agents and representatives from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefore.  This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

(d)

Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall at a minimum comply with the specifications and procedures attached hereto as Exhibit E.  In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

6.23.

Permitted Investments

.  The Consolidated Group’s activities shall be limited to acquiring Core Projects, holding First Mortgage Receivables, engaging in construction activities and any business activities and investments incidental thereto (including ownership of common and preferred stock in other real estate investment trusts and investments in Marketable Securities) except that the following Investments (“Permitted Investments”) shall also be permitted so long as the aggregate value of the Permitted Investments under the following clauses (a) through (d) shall not at any time exceed twenty-five percent (25%) of Total Asset Value:

(a)

Unimproved Land and any other land not included in Unimproved Land or Construction in Progress;

(b)

Investments in (i) Investment Affiliates and (ii) any entity which is not a Wholly-Owned Subsidiary (valued at the greater of the cash investment in that entity by the Borrower or the portion of Total Asset Value attributable to such entity or its assets as the case may be);

(c)

Investment in Non-Core Projects; and

(d)

Construction in Progress.

For purposes of this covenant, the Borrower may make a good faith determination as to whether a mixed use Project is primarily retail or primarily non-retail.  The order and method of calculating the foregoing limitations shall be as shown on the form of compliance certificate attached as Exhibit C.

6.24.

Minimum Average Occupancy

.  The Borrower agrees that the average economic occupancy of the overall portfolio of Projects (excluding Construction in Progress) owned by the Consolidated Group for each fiscal quarter shall exceed 80% of the average gross leaseable area of such Projects for such fiscal quarter.  As used herein, economic occupancy shall mean occupancy by a tenant other than an Excluded Tenant, provided that (i) space in such Projects which is subject to a master lease obligation of the seller may be included in the calculation of economic occupancy in a Project that is included as economically occupied space, provided the total master lease space does not exceed 5% of the total space in the overall portfolio of Projects, and (ii) space in a Project which is subject to a master lease obligation of the seller of such Project may be included in the calculation of economic occupancy even though no tenant is in occupancy provided that the amount of square feet of master leased space in a Project that is included as economically occupied space does not exceed 15% of the total space in such Project considered to be economically occupied.

6.25.

Prohibited Encumbrances

.  The Borrower agrees that neither the Borrower nor any other members of the Consolidated Group shall (i) create or permit a Lien against any Project other than a single first-priority mortgage, deed to secure debt or deed of trust, (ii) create or permit a Lien on any Capital Stock or other ownership interests in any member of the Consolidated Group or any Investment Affiliate or (iii) enter into or be subject to any agreement governing any Indebtedness which constitutes a “negative pledge”, an unencumbered asset covenant or other similar covenant or restriction which prohibits or limits the ability of Borrower or any other member of the Consolidated Group to sell or create Liens against any Projects (other than restrictions on further subordinate Liens on Projects already encumbered by a first-priority mortgage, deed to secure debt or deed of trust).

6.26.

  Subsidiary Guaranty

.  Borrower shall cause each of its existing Subsidiaries listed on Schedule 4, which includes all current subsidiaries of Borrower other than Excluded Subsidiaries, to execute and deliver to the Administrative Agent the Subsidiary Guaranty.  Borrower shall cause each Subsidiary which is hereafter acquired or formed (other than Excluded Subsidiaries) to execute and deliver to the Administrative Agent a joinder in the Subsidiary Guaranty in the form of Exhibit A attached to the form of Subsidiary Guaranty.  Borrower covenants and agrees that each Subsidiary which it shall cause to execute the Subsidiary Guaranty shall be fully authorized to do so by its supporting organizational and authority documents and shall be in good standing in its state of organization and shall have obtained any necessary foreign qualifications required to conduct its business.  If a Subsidiary that is initially not required to join in a Subsidiary Guaranty because it was an Excluded Subsidiary is later not precluded from doing so, then Borrower shall cause such Subsidiary to join in the Subsidiary Guaranty.  Such Subsidiaries shall join in the Subsidiary Guaranty on a monthly basis on the fifth (5th) day of each calendar month by delivery to the Agent of a single joinder executed by all Subsidiaries (other than Excluded Subsidiaries) that have been acquired or formed or been released from Excluded Subsidiary Status during the preceding calendar month (the “Monthly Subsidiary Guaranty Joinder”).  The delivery by Borrower to the Administrative Agent of the Monthly Subsidiary Guaranty Joinder shall be deemed a representation and warranty by Borrower that each Subsidiary which Borrower caused to execute the Subsidiary Guaranty has been fully authorized to do so by its supporting organizational and authority documents and is in good standing in its state of organization and has obtained any necessary foreign qualifications required to conduct its business.  If at any time the Borrower expects in good faith that any Subsidiary which then is a party to the Subsidiary Guaranty during the following month either will be incurring Secured Indebtedness that will prohibit the continuation of its liability under the Subsidiary Guaranty or will be liquidating all of its assets and applying all of the proceeds of such liquidation in accordance with its organizational documents, then such Subsidiary will automatically be released from its obligations under the Subsidiary Guaranty and the Borrower will deliver to the Agent a list of all such Subsidiaries that have been released from their obligations under the Subsidiary Guaranty in conjunction with the Monthly Subsidiary Guaranty Joinder.  Such automatic release shall become effective upon the date that such Subsidiary Guarantor incurs such Secured Indebtedness or so liquidates all of its assets and so applies the proceeds.

6.27.

Amendments to Organizational Documents

. The Borrower shall not permit any material amendment to be made to its organizational documents without the prior written consent of the Required Lenders.

ARTICLE VII.

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1.

Nonpayment of any principal payment due hereunder or under any Note when due.  Nonpayment of interest upon any Note or of any Unused Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.2.

The breach of any of the terms or provisions of Sections 6.2 through 6.21 and 6.23 through 6.27.

7.3.

Any representation or warranty made or deemed made by or on behalf of the Borrower or any other members of the Consolidated Group to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.4.

The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within five (5) days after written notice from the Administrative Agent or any Lender.

7.5.

Failure of the Borrower or any other member of the Consolidated Group to pay when due any Recourse Indebtedness, regardless of amount, or any other Indebtedness in excess of $50,000,000 in the aggregate (collectively, “Material Indebtedness”); or the default by the Borrower or any other member of the Consolidated Group in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits any such Material Indebtedness to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Material Indebtedness shall not constitute a Default so long as the Borrower or such member of the Consolidated Group is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower or such member of the Consolidated Group has set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome).

7.6.

The Borrower or any other member of the Consolidated Group shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

7.7.

A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any other member or for any Substantial Portion of the Property of the Borrower or such other member of the Consolidated Group, or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any such other member of the Consolidated Group and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

7.8.

The Borrower or any other member of the Consolidated Group shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders issued in proceedings with respect to which Borrower has been properly served or has been given due and proper written notice for the payment of money in an amount which, when added to all other judgments or orders outstanding against the Borrower or any other member of the Consolidated Group would exceed $50,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

7.9.

The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

7.10.

The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

7.11.

Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems at Properties owned by the Borrower or any other Member of the Consolidated Group or Investment Affiliates where aggregate book values are in excess of $50,000,000.

7.12.

The occurrence of any “Default” as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

7.13.

The attempted revocation, challenge, disavowment, or termination by the Borrower of any of the Loan Documents.

7.14.

Any Change in Control shall occur.

7.15

Any Change in Management shall occur.

ARTICLE VIII.

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.

Acceleration

.  If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender.  If any other Default occurs, so long as a Default exists Lenders shall have no obligation to make any Loans and the Required Lenders, at any time prior to the date that such Default has been fully cured, may permanently terminate the obligations of the Lenders to make Loans hereunder and declare the Obligations to be due and payable, or both, whereupon (i) if the Required Lenders have elected to accelerate, the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion, until receipt of a subsequent direction from the Required Lenders), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower under the Loan Documents and to exercise all other rights and remedies available under applicable law.

In addition to the foregoing, following the occurrence of an Unmatured Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Required Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto.  The Borrower shall have no control over funds in the Letter of Credit Collateral Account and shall not be entitled to receive any interest thereon.  Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit and associated issuance costs and fees.  Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

If, within 10 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2.

Amendments

.  Subject to the provisions of this Article VIII the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders:

(i)

Extend the Facility Termination Date (except as provided in Section 2.1), forgive all or any portion of the principal amount of any Loan or accrued interest thereon or of the Facility Letter of Credit Obligations or of the Unused Fee, reduce the Applicable Margins (or modify any definition herein which would have the effect of reducing the Applicable Margins) or the underlying interest rate options or extend the time of payment of any such principal, interest or Unused Fees and Facility Letter of Credit Fees.

(ii)

Change the percentage specified in the definition of Required Lenders.

(iii)

Increase the Aggregate Commitment beyond $300,000,000, provided that no Lender’s Commitment can be increased without the consent of such Lender.

(iv)

Permit the Borrower to assign its rights under this Agreement or otherwise release the Borrower from any portion of the Obligations.

(v)

Release any Subsidiary Guarantor (other than a Subsidiary Guarantor released pursuant to Section 6.26) from the Subsidiary Guaranty and from any liability it may undertake with respect to the Obligations.

(vi)

Amend Sections 2.13, 8.1, 8.2 or 11.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

8.3.

Preservation of Rights

.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

8.4.

Insolvency of Borrower

.  In the event of the insolvency of the Borrower, the Commitments shall automatically terminate, the Lenders shall have no obligation to make further disbursements of the Facility, and the outstanding principal balance of the Facility, including accrued and unpaid interest thereon, shall be immediately due and payable.

ARTICLE IX.

GENERAL PROVISIONS

9.1.

Survival of Representations

.  All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

9.2.

Governmental Regulation

.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.

Taxes

.  Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

9.4.

Headings

.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.5.

Entire Agreement

.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

9.6.

Several Obligations; Benefits of this Agreement

.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.7.

Expenses; Indemnification

.  The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout).  The Borrower further agrees to indemnify the Administrative Agent, each Lender and their Affiliates, and their directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all fees and reasonable expenses for attorneys of the indemnified parties, all expenses of litigation or preparation therefore whether or not the Administrative Agent, or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefore.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.

9.8.

Numbers of Documents

.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.9.

Accounting

.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

9.10.

Severability of Provisions

.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.11.

Nonliability of Lenders

.  The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrowers and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

9.12.

CHOICE OF LAW

.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

9.13.

CONSENT TO JURISDICTION

.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

9.14.

WAIVER OF JURY TRIAL

.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

9.15.

USA Patriot Act Notice

.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

ARTICLE X.

THE ADMINISTRATIVE AGENT

10.1.

Appointment

.  KeyBank National Association, is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender.  The Administrative Agent agrees to act as such upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) shall perform its duties with respect to the administration of the Facility in the same manner as it does when it is the sole lender under this type of facility but does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives, provided that the Administrative Agent shall, in any case, not be released from liability to the Lenders for damages or losses incurred by them as a result of the Administrative Agent’s gross negligence or willful misconduct.

10.2.

Powers

.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.

General Immunity

.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct or, in the case of the Administrative Agent, its breach of an express obligation under this Agreement; or (ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a “highly leveraged transaction”.

10.4.

No Responsibility for Loans, Recitals, etc.

  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection, or priority of any interest in any collateral security; or (vi) the financial condition of the Borrower.  Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

10.5.

Action on Instructions of Lenders

.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the required percentage of the Lenders needed to take such action or refrain from taking such action, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its reasonable satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.

Employment of Agents and Counsel

.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

10.7.

Reliance on Documents; Counsel

.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8.

Administrative Agent’s Reimbursement and Indemnification

.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent’s express obligations and undertakings to the Lenders. The obligations of the Lenders and the Administrative Agent under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9.

Rights as a Lender

.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiaries are not restricted hereby from engaging with any other Person.  The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.10.

Lender Credit Decision

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.11.

Successor Administrative Agent

.  Except as otherwise provided below, KeyBank National Association shall at all times serve as the Administrative Agent during the term of this Facility.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign.  The Administrative Agent may be removed at any time with cause by written notice received by the Administrative Agent from all other Lenders, such removal to be effective on the date specified by the other Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

10.12.

Notice of Defaults

.  If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact provided that the failure to give such notice shall not create liability on the part of a Lender.  Upon receipt of such notice that a Default or Unmatured Default has occurred or upon it otherwise having actual knowledge of any Default or Unmatured Default, the Administrative Agent shall notify each of the Lenders of such fact.

10.13.

Requests for Approval

.  If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period for responses based on Administrative Agent’s good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent.  If the Lender does not so respond, that Lender shall be deemed to have approved the request.

10.14.

Defaulting Lenders

.  At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender, except that the amount of the Commitment of the Defaulting Lender may not be changed without its consent.  If a Defaulting Lender has failed to fund its pro rata share of any Advance and until such time as such Defaulting Lender subsequently funds its pro rata share of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its pro rata share (such principal, interest and fees being referred to as “Senior Loans” for the purposes of this section).  All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective pro rata shares (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full.  After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 10.14.  This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement.  The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.

10.15.

Additional Agents

.  Neither the Documentation Agent nor the Syndication Agent as designated on the cover of this Agreement have any rights or obligations under the Loan Documents as a result of such designation or of any actions undertaken in such capacity, such parties having only those rights or obligations arising hereunder in their capacities as a Lender.

ARTICLE XI.

SETOFF; RATABLE PAYMENTS

11.1.

Setoff

.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.

11.2.

Ratable Payments

.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments of Swingline Loans and payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.

Successors and Assigns

.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the

Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2.

Participations

.

(i)

Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(ii)

Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

(iii)

Benefit of Setoff.  The Borrower agree that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender’s interest in its Loans shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents.  Each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3.

Assignments

.

(i)

Permitted Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of such Lender’s affiliates or to one or more banks, financial institutions or pension funds or with the prior approval of the Borrower, which shall not be unreasonably withheld or delayed, to any other entity (“Purchasers”) all or any portion (greater than or equal to $5,000,000 for each assignee, so long as the hold position of the assigning Lender is not less than $5,000,000) of its rights and obligations under the Loan Documents.  Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing.  Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto.  The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.  Such consent shall not be unreasonably withheld.

(ii)

Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit “I” to Exhibit D hereto (a “Notice of Assignment”), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.  The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting its Commitment, as adjusted pursuant to such assignment.

12.4.

Dissemination of Information

.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to Section 9.11 of this Agreement.

12.5.

Tax Treatment

.  If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

ARTICLE XIII.

NOTICES

13.1.

Giving Notice

.  Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

13.2.

Change of Address

.  The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:

Print Name:  Steven P. Grimes

Title:  Principal Financial Officer

2901 Butterfield Road

Oak Brook, Illinois  60523

Phone:  630-218-8000

Facsimile:  630-218-4955

Attention:  Steven P. Grimes

with a copy to:

2901 Butterfield Road

Oak Brook, Illinois  60523

Phone:  630-218-8000

Facsimile:  630-218-4900

Attention:  Elliot B. Kamenear

Signature Page to Credit Agreement

COMMITMENT:

KEYBANK NATIONAL ASSOCIATION,

$35,000,000

Individually and as Administrative Agent

By:

Print Name:

Title:

127 Public Square

8th Floor

Cleveland, Ohio 44114

Phone:  216-689-4660

Facsimile:  216-689-5819

Attention:  Kevin P. Murray

Signature Page to Credit Agreement

COMMITMENT:

NORDDEUTSCHE LANDESBANK

$35,000,000

GIROZENTRALE, NEW YORK BRANCH

By:

Print Name:  Malte Stoeckhert

Title:  Senior Director

By:

Print Name:  Lita Kot

Title:  Director

1114 Avenue of the Americas

37th Floor

New York, NY  10036

Phone:  212-812-6989

Facsimile:  212-812-6850

Attention:  Portfolio Management Group-Real Estate

Signature Page to Credit Agreement

COMMITMENT:

RBS CITIZENS, NATIONAL ASSOCIATION,

$35,000,000

d/b/a Charter One

By:

Print Name:

Title:

Phone:

Facsimile:

Attention:

Signature Page to Credit Agreement

COMMITMENT:

DEUTSCHE BANK TRUST COMPANY

$30,000,000

AMERICAS

By:

Print Name:  JT Coe

Title:  Managing Director

Phone:  212-250-3262

Facsimile:  212-797-8988

By:

Print Name:  Joanna Soliman

Title:  Assistant Vice President

Phone:  212-250-0457

Facsimile:  212-797-8988

Signature Page to Credit Agreement

COMMITMENT:

CITICORP NORTH AMERICA, INC.

$25,000,000

By:

Print Name:  Ricardo James

Title:  Director

390 Greenwich Street

1st Floor

New York, NY  10013

Phone:  212-723-9647

Facsimile:  646-291-5996

Attention:  Archana Shah

Signature Page to Credit Agreement

COMMITMENT:

BMO CAPITAL MARKETS FINANCING, INC.

$25,000,000

By:

Print Name:  Aaron Lanski

Title: Vice President

111 West Monroe Street

10 Floor West

Chicago IL 60603

Phone: (312) 461-6364

Facsimile: (312) 293-4856

Signature Page to Credit Agreement

COMMITMENT:

BANK OF AMERICA, NATIONAL ASSOCIATION

$25,000,000

By:

Print Name:  Ghi S. Gavin

Title:  Senior Vice President

Bank of America, N.A.

100 North Tryon Street, NC 1-007-11-15

Charlotte, NC  28255

Phone:  704-386-8369

Facsimile:  704-333-2416

Attention:  Ghi Gavin

Signature Page to Credit Agreement

COMMITMENT:

MERRILL LYNCH BANK USA

$25,000,000

By:

Print Name:  Louis Alder

Title:  Director

15 West South Temple Street

Suite 300

Salt Lake City, UT  84101

Phone:  801-526-8324

Facsimile:  801-531-7470

Attention:  Derek Befus

Signature Page to Credit Agreement

EXHIBIT A

INTENTIONALLY OMITTED

A-1

EXHIBIT B

FORM OF NOTE

October __, 2007

Inland Western Retail Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Borrower”), promises to pay to the order of _________________________ (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement, dated as of the date hereof among the Borrower, KeyBank National Association, individually and as Administrative Agent, and the other Lenders named therein (as the same may be amended or modified, the “Agreement”) hereinafter referred to, in immediately available funds at the main office of KeyBank National Association in Cleveland, Ohio, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date or such earlier date as may be required under the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is a Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, the Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefore, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Illinois.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:

Print Name:  Steven P. Grimes

Title:  Principal Financial Officer

2901 Butterfield Road

Oak Brook, Illinois  60523

Phone:  630-218-8000

Facsimile:  630-218-4955

Attention:  Steven P. Grimes

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.,

DATED OCTOBER __, 2007

Maturity

Principal

Maturity

Principal

Amount of

of Interest

Amount

Unpaid

Date

Loan

Period

Paid

Balance

EXHIBIT C

COMPLIANCE CERTIFICATE

KeyBank National Association, as Administrative Agent

127 Public Square

Cleveland, Ohio  44114

Re:

Credit Agreement dated as of October __, 2007 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”) between INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. (the “Borrower”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time (“Lenders”).

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower hereby certifies to the Lenders that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lenders pursuant to the Agreement together with this Certificate (such statements the “Financial Statements” and the periods covered thereby the “reporting period”) and for such reporting periods.

The undersigned hereby further certifies to the Lenders that:

1.

Compliance with Financial Covenants.  Schedule A attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

2.

Review of Condition.  The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of the Borrower set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower through the reporting periods.

3.

Representations and Warranties.  To the undersigned’s actual knowledge, the representations and warranties of the Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule B hereto.

4.

Covenants.  To the undersigned’s actual knowledge, during the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule B hereto.

5.

No Unmatured Default.  To the undersigned’s actual knowledge, no Default or Unmatured Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule B hereto.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ___ day of _________.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:

Name:
Title:

SCHEDULE A TO COMPLIANCE CERTIFICATE

COMPLIANCE CALCULATION METHOD

SCHEDULE B TO COMPLIANCE CERTIFICATE

EXCEPTIONS, IF ANY

EXHIBIT D

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between KEYBANK NATIONAL ASSOCIATION (the “Assignor”) and _________________________ (the “Assignee”) is dated as of _____________, 200_.  The parties hereto agree as follows:

1.

PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.

ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.  The Commitment purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

3.

EFFECTIVE DATE.  The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit “I” attached hereto has been delivered to the Agent.  Such Notice of Assignment must include the consent of the Agent required by Section 12.3.1 of the Credit Agreement.  In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date.  The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date.  As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4.

PAYMENTS OBLIGATIONS.  On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby.  The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby.  In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Loans assigned to the Assignee hereunder which is outstanding on the Effective Date.  The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent and (ii) any amounts of interest on Loans and fees received from the Agent to the extent either (i) or (ii) relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date and have not been previously paid by the Assignee to the Assignor.  In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

5.

REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR’S LIABILITY.  The Assignor represents and warrants:  (a) that it is the legal and beneficial owner of the interest being assigned by it hereunder, (b) that such interest is free and clear of any adverse claim created by the Assignor, (c) that it has all necessary right and authority to enter into this Assignment, (d) that the Credit Agreement has not been modified or amended, (e) that the Assignor is not in default under the Credit Agreement, and (f) that, to the Assignor’s actual knowledge, the Borrowers are not in default under the Credit Agreement.  It is understood and agreed that the assignment and assumption hereunder is made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

6.

REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, and (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA.

7.

INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed by Assignee under this Assignment Agreement on and after the Effective Date.  The Assignor agrees to indemnify and hold the Assignee harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignee in connection with or arising in any manner from the Assignor’s non-performance of the obligations assigned to Assignee under this Assignment Agreement prior to the Effective Date.

8.

SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4 and 7 hereof.

9.

REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

10.

ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.

GOVERNING LAW.  This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of [Assignor’s State].

12.

NOTICES.  Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

ASSIGNOR:

[_____________________________________]

By:

Name: ___________________________________

Title:

ASSIGNEE:

[_____________________________________]

By:

Name: ___________________________________

Title:

SCHEDULE 1

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

Attach Assignor’s Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

[to be provided by KeyBank]

SCHEDULE 1

to Assignment Agreement

1.

Description and Date of Credit Agreement:

2.

Date of Assignment Agreement:                                                                                  , 200__

3.

Amounts (As of Date of Item 2 above):

a.

Aggregate Commitment

under Credit Agreement

b.

Assignee’s Percentage

of the Aggregate Commitment

purchased under this

Assignment Agreement**

                               %

4.

Amount of Assignee’s

Commitment Purchased under this

Assignment Agreement:

$

5.

Proposed Effective Date:

Accepted and Agreed:

KEYBANK NATIONAL ASSOCIATION

[NAME OF ASSIGNEE]

By:

By:

Title:

Title:

**  Percentage taken to 10 decimal places.

EXHIBIT “I”

to Assignment Agreement

NOTICE OF ASSIGNMENT

________________, ____

To:

KeyBank National Association

Attention:

Borrower:

Inland Western Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention:  Steven P. Grimes

From:

[NAME OF ASSIGNOR] (the “Assignor”)

[NAME OF ASSIGNEE] (the “Assignee”)

1.

We refer to that Credit Agreement (the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.

This Notice of Assignment (this “Notice”) is given and delivered to the Agent pursuant to Section 12.3.2 of the Credit Agreement.

3.

The Assignor and the Assignee have entered into an Assignment Agreement, dated as of  ,  (the “Assignment”), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement.  The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any fee required by Section 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

4.

The Assignor and the Assignee hereby give to the Agent notice of the assignment and delegation referred to herein.  The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter.  The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee.  At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

5.

If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrowers to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee.  The Assignor and, if

1

applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrowers upon its receipt of a new Note in the appropriate amount.

6.

The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

7.

The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.

8.

The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof.  The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrowers or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR

NAME OF ASSIGNEE

By:

By:

Title:

Title:

ACKNOWLEDGED AND, IF REQUIRED BY THE CREDIT AGREEMENT, CONSENTED TO BY KEYBANK, NATIONAL ASSOCIATION, AS AGENT

By:

Title:

[Attach photocopy of Schedule 1 to Assignment]

2

EXHIBIT E

ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES

Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA).  The purpose of this standard is to “define good commercial and customary practice in the Untied States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products.”  The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes “all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices” as defined in 42 USC 9601(35)(B).

The goal of the ASTM Phase I ESA is to identify “recognized environmental conditions.”  Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property.  The term includes hazardous substances or petroleum products even under conditions in compliance with laws.  The term is not intended to include de minimus conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

The ASTM standard indicates that a Phase I ESA should consist of four main components:  1) Records Review; 2) Site Reconnaissance; 3) Interviews; and 4) Report.  The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property.  The site reconnaissance involves physical observation of the property’s exterior and interior, as well as an observation of adjoining properties.  Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property.  The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property.  It includes documentation to support the analysis, opinions, and conclusions found in the report.

While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA’s innocent landowner defense, it is not intended that its use be limited to that purpose.  The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

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EXHIBIT F

FORM OF OPINION OF BORROWER’S COUNSEL

October __, 2007

KeyBank National Association,

as Administrative Agent for the Lenders

127 Public Square, 8th Floor

Cleveland, Ohio 44114

Re:

Credit Agreement dated as of October __, 2007 (the “Credit Agreement”), by and among Inland Western Retail Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland (the Borrower”), KeyBank National Association, a national banking association, and the several banks, financial institutions and other entities from time to time parties to the Credit Agreement (collectively, the “Lenders”) and KeyBank National Association, not individually, but as “Administrative Agent”

Ladies and Gentlemen:

We have acted as special counsel to the Borrower in connection with the Credit Agreement.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

We have reviewed the Credit Agreement, the Subsidiary Guaranty and the Notes (collectively, the “Loan Documents”).

For purposes hereof, we have made certain assumptions hereinafter described without independent verification.  We have also assumed, without independent verification, that there are no facts inconsistent with the assumptions hereinafter set forth.  We know of no facts inconsistent with such assumptions, but we have not conducted an independent investigation or verification.

The opinion set forth herein is qualified as stated herein and is qualified further by the following:

A.

This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

B.

In rendering the opinion set forth below, we have relied as to matters of fact, upon (i) certificates or statements of public officials (including Certificates of Good Standing and Existence in Illinois and Maryland for Borrower dated September 28, 2007 and September 25, 2007 respectively, the validity of which we assume remains unchanged as of the date hereof) and of officers of the Borrower and (ii) representations and warranties contained in the Loan Documents.  Further, we have assumed that (a) each document submitted to us is accurate and complete, (b) there are no events, facts or circumstances currently and actually known to the Borrower or the Lenders which have not been disclosed to us to the extent such events, facts or circumstances would render any provision of the Loan Documents invalid or unenforceable in any material respect, and (c) there are and have been no agreements or understandings among the Borrower and the Lenders, written or oral, and there is and has been no usage of trade or course of prior dealing among such parties that in either case would materially define, supplement, amend or qualify the terms of the Loan Documents so as to render inaccurate any opinion expressed herein.  For purposes of rendering the first two opinions expressed below, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

C.

We express no opinion as to the enforceability, under certain circumstances, of provisions imposing penalties or forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

D.

We express no opinion as to:

(i)

the existence of any Person’s ownership rights in or title to, the existence or priority of, any lien or with respect to any property;

(ii)

any agreement by the Borrower to waive jury trial or appoint an agent for acceptance of service of process;

(iii)

any provision of the Loan Documents purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum; and

(iv)

any provision of the Loan Documents which authorizes or permits any purchaser of a participation interest from any party to set off or apply any deposit or property or any indebtedness with respect to any participation interest.

E.

We have assumed that (i) the transactions contemplated by the Loan Documents are within the Lenders’ corporate powers; (ii) the Lenders and the Borrower have been in compliance with all applicable laws, rules and regulations governing and affecting the conduct of their respective businesses to the extent that non-compliance would have a material adverse effect on the validity or enforceability of any of the Loan Documents; (iii) the Loan Documents will be enforced in good faith and in circumstances and in a manner that are commercially reasonable; (iv) the Lenders are not subject to any statute, rule or regulation or any impediment that requires them to obtain the authorization, approval or consent of, or to make any declaration or filing with, any governmental authority or regulatory body, or all of such authorizations, approvals or filings have been obtained or made, in connection with (A) the transactions contemplated by the Loan Documents or (B) the due execution, delivery, recordation, consummation and undertaking of the performance of the Loan Documents or (C) the exercise of  any rights and remedies under the Loan Documents; (v) all filings or actions necessary in connection with or for the effectiveness of the transactions contemplated by the Loan Documents with any governmental authority or regulatory body have been or will be made with the appropriate governmental authority or regulatory body and in accordance the requirements of all applicable laws, codes, ordinances and regulations (including without limitation the payment of all fees in connection therewith); and (vi) all material terms, provisions and conditions relating to the transactions contemplated by the Loan Documents are correctly and completely reflected in the Loan Documents.

F.

The opinion hereafter expressed is qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; and (iii) the provisions of the Loan Documents that (a) may require indemnification or contribution with respect to the negligence or wrongful conduct of the indemnified party or its representatives or agents, (b) purports to confer, waive or consent to the jurisdiction of any court, or (c) waives any right granted by common or statutory law, may be unenforceable as against public policy.

G.

Requirements in the Loan Documents specifying that provisions thereof only may be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of the Loan Documents.

H.

We express no opinion on provisions in the Loan Documents that provide for the waiver of the statute of limitations, waiver of the right to bring counterclaims, the appointment of any party as attorney-in-fact, the waiver of the right to assert lack of consideration, or the waiver of the requirements of good faith and fair dealing, notice and commercial reasonableness to the extent such requirements cannot be waived by consent.  We further advise that the amount of attorneys’ fees are subject to the discretion of the court before which any proceeding involving the Loan Documents may be brought.

I.

We have not undertaken any independent review of the effect upon the Loan Documents and the transactions contemplated thereby of any applicable state or federal environmental, securities or taxation law, code or regulation, and we render no opinion with respect to any of the foregoing.

J.

We have assumed that: (i) each of the Lenders is duly organized and validly existing and in good standing under applicable state or federal laws; (ii) the execution and delivery of the Loan Documents and the undertaking of the performance by the Lenders of their respective obligations thereunder do not contravene (a) their organizational documents, including the articles of association and any amendments thereto, or Bylaws, including all amendments thereto, or (b) any law or contractual restriction affecting the Lenders or their respective properties; and (iii) there is no pending action or proceeding before any court, governmental agency or arbitrator against or directly involving the Lenders, and there is no threatened action or proceeding affecting the Lenders or any of the assets of the Lenders before any court, governmental agency or arbitrator which, in any case, would affect the validity or enforceability of any of the Loan Documents.

K.  Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase “to our knowledge” or a phrase of similar import, it indicates that no information has come to the attention of Drew J. Scott, Esq., the attorney who has provided substantive legal representation to the Borrower with respect to the Loan Documents, which would give us current actual knowledge that is inconsistent with the existence or absence of facts qualified by such phrase.  However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine, or otherwise attempted to verify, the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Borrower or any other matter.

Only the actual knowledge of the attorney who has worked on this matter for us as described above shall be imputed or ascribed to us in our capacity as counsel.

L.

We render no opinion with respect to the validity or enforceability under Illinois law of any provision of any of the Loan Documents which provides for the compounding of interest or the payment or accrual of interest on interest.  Please note that the Illinois Supreme Court has held in Bowman v. Neely, 151 Ill. 37 (1894) and 137 Ill. 443 (1891) and its progeny that compounding of interest and charging interest on interest are contrary to the public policy of the State of Illinois.

M.

We have assumed that each of the opinions numbered 1 through 2 below and each of the assumptions and qualifications expressed in this opinion which relate to opinions numbered 1 through 3 below apply to the opinion concerning the Advisor which we express below in our opinion numbered 3.

We have investigated such questions of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In addition, we have assumed (i) the genuineness of the signatures of, and the authority of, persons signing all documents in connection with which this opinion is expressed other than the Borrower, (ii) the legal capacity of natural persons, and (iii) that the Loan Documents constitute the legal, valid and binding obligations of all parties thereto other than the Borrower.

Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the following opinion:

1.

The Borrower is a Maryland corporation, duly organized and validly existing and authorized to transact business under the laws of the State of Maryland and is qualified to transact business in the State of Illinois.

2.

The execution, delivery and undertaking of performance by the Borrower and the consummation of the transactions contemplated by the Loan Documents are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action (including any necessary shareholder or stockholder action, if any) of the Borrower, and do not and will not (a) conflict with or result in a breach of any of the provisions of the certificate or articles of incorporation or certificate of existence, as applicable, and bylaws of the Borrower, or (b) to our knowledge, result in a breach or violation of or constitute a default under (x) any contractual obligation to which the Borrower is a party or by the Borrower or its properties are bound or (y) any writ, order, judgment or decree of any governmental authority or (z) any law, regulation, ruling or order binding on the Borrower.

3.

The Borrower has duly executed and delivered the Loan Documents to which it is a named party.  The Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.  The Subsidiary Guaranty attached to the Credit Agreement as Exhibit I is in form appropriate to constitute a legal, valid and binding obligation enforceable in accordance with its terms.

4.

To our knowledge, no authorization, consent or approval or other action by, and no notice to or filing with, any governmental authority or other Person is required to be obtained or made by the Borrower for the due execution, delivery and performance by the Borrower of the

Loan Documents to which it is a named party, except such as have been duly obtained or made and are in full force and effect.

5.

Based solely upon a search of our docket and the representations and warranties of the Borrower contained in the Loan Documents ~~, there are no actions, suits, or proceedings pending or threatened against the Borrower before any court or governmental entity or instrumentality which could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).~~

~~6.~~

~~The Loan Documents are governed by the laws of the State of Illinois, and the Loan, including the interest rate reserved in the Note and all fees and charges paid or to be paid by or on behalf of Borrower in connection with such Loan pursuant to the applicable Loan Documents, is not in violation of the usury laws of the State of Illinois.~~

While we are not members of the Bar of the State of Maryland, we have reviewed provisions of the Maryland General Corporation Law (the “Maryland Corporation Law”).  We are members of the Bar of the State of Illinois, and we express no opinion herein as to any laws, codes, ordinances or regulations or the effects thereof upon the Loan Documents or the transactions contemplated thereby, other than the Maryland Corporation Law (as to the organization and existence of the Borrower under the laws of the State of Maryland), the laws, codes, ordinances and regulations of the State of Illinois and the federal laws of the United States of America.  The opinions expressed herein are limited in all respects to applicable law as existing on the date hereof.  In rendering this opinion, we do not undertake to advise you of any change in any applicable law or any fact that may occur after the date hereof.

We call your attention to the fact that, although we represent the Borrower in connection with the Loan Documents and the transactions contemplated thereby, our engagement has been limited to specific matters as to which we have been consulted.  This opinion is limited to the matters stated herein, and we do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed herein.  We disavow any obligation to update or supplement this opinion in response to subsequent changes in the law or future events or circumstances or to advise you of any changes in our opinion in the event additional or newly discovered information is brought to our attention.  This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein.  No opinion may be inferred or implied beyond the matters expressly stated herein, and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.  Further, this opinion may be relied upon only by the addressee hereof.  Without our prior written consent, this opinion may not be: (a) relied upon by you for any purpose other than that stated and set forth in this opinion; or (b) relied upon by any other person or entity for any purpose other than permitted successors, assigns and participants under the Loan Documents.

Very truly yours,

SCOTT & KRAUS, LLC

EXHIBIT G

BORROWING NOTICE

Date:

KeyBank National Association

Real Estate Capital

Attention: Vicky Heineck

800 Superior

Cleveland, OH  44114

Borrowing Notice

Inland Western Retail Real Estate Trust, Inc. hereby requests a Loan Advance pursuant to Section 2.9 of the Credit Agreement, dated as of October __, 2007 (as amended or modified from time to time, the “Credit Agreement”), among Inland Western Retail Real Estate Trust, Inc., the Lenders referenced therein, and you, as Agent for the Lenders.

An Advance is requested to be made in the amount of $__________, to be made on _____________.  Such Loan shall be a [LIBOR] [Floating] [Swingline] Rate Advance.  [The applicable LIBOR Interest Period shall be _____________.]

The proceeds of this Advance will be used either: (check one)

(i) for working capital purposes or

(ii) to purchase the following Project:

Name of Project:

Address of Project:

Description of Project:

For further information see Schedule I and the one page Project summary attached to this Borrowing Notice.

The proceeds of the requested Advance shall be directed to the following account:

Wiring Instructions:

(Bank Name)

(ABA No.)

(Beneficiary)

(Account No. to Credit)

(Notification Requirement)

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In support of this request, Inland Western Retail Real Estate Trust, Inc. hereby represents and warrants to the Agent and the Lenders that all requirements of Section 4.2 of the Credit Agreement in connection with such Advance have been satisfied at the time such proceeds are disbursed.

Date:_________________________________

For Borrower:  Inland Western Retail Real Estate Trust, Inc.

By:

_________________________________

Name:

_________________________________

Its:

_________________________________

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Inland Western Retail Real Estate Trust, Inc.

Acquisition Property / Schedule 1 to Borrowing Notice

Acquisition Date	Property Name	Location	Property Type	Acquisition Cost	% Owned	100% of Acquisition Cost	Secured Indebtedness, If Any	Ground Lease?	Stabilized?	Occupancy	12-month NOI

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EXHIBIT H

AMENDMENT REGARDING INCREASE

This Amendment to Credit Agreement (the “Agreement”) is made as of                           ,          , by and among Inland Western Retail Real Estate Trust, Inc. ( the “Borrower”), KeyBank National Association, individually and as “Agent,” and one or more [new] [existing] “Lenders” shown on the signature pages hereof.

R E C I T A L S

A.

Borrower, Agent and certain other Lenders have entered into a Credit Agreement dated as of October __, 2007 (as amended, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

B.

Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $225,000,000.  The Borrower and the Agent on behalf of the Lenders now desire to amend the Credit Agreement in order to, among other things (i) increase the Aggregate Commitment to $__________________; and (ii) admit [name of new banks] as “Lenders” under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1.

The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2.

From and after _________, ____ (the “Effective Date”) (i) [name of new banks] shall be considered as “Lenders” under the Credit Agreement and the Loan Documents, and (ii) [name of existing lenders] shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment.  The Borrower shall, on or before the Effective Date, execute and deliver to each new Lender a Note to evidence the Loans to be made by such Lender.  [Each new Lender executing this Agreement for the purpose of becoming a party to the Credit Agreement acknowledges its receipt and review of a copy of the Credit Agreement and agrees to be legally bound by all of the provisions thereof.]

3.

From and after the Effective Date, the Aggregate Commitment shall equal __________ Million Dollars ($___,000,000).

4.

For purposes of Section 13.1 of the Credit Agreement (Giving Notice), the address(es) and facsimile number(s) for [name of new banks] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

5.

The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of such date and the Borrower has no offsets or claims against any of the Lenders.

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6.

As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

7.

This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:__________________________________

Print Name:  Steven P. Grimes

Title:  Principal Financial Officer

2901 Butterfield Road

Oak Brook, Illinois  60523

Phone:  630-218-8000

Facsimile:  630-218-4955

Attention:  Steven P. Grimes

KEYBANK NATIONAL ASSOCIATION,

Individually and as Administrative Agent

By:  __________________________________

Print Name:  ____________________________

Title:  _________________________________

127 Public Square

8th Floor

Cleveland, Ohio 44114

Phone:  216-689-4660

Facsimile:  216-689-5819

Attention:  Kevin P. Murray

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EXHIBIT I

SUBSIDIARY GUARANTY

This Guaranty is made as of October __, 2007 by the parties identified in the signature pages thereto, and any Joinder to Guaranty hereafter delivered (collectively, the “Subsidiary Guarantors”), to and for the benefit of KeyBank National Association, individually (“KeyBank”) and as administrative agent (“Administrative Agent”) for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the “Lenders”).

RECITALS

A.

Inland Western Retail Real Estate Trust, Inc., a corporation organized under the laws of the State of Maryland (“Borrower”), and Subsidiary Guarantors have requested that the Lenders make a revolving credit facility available to Borrower in an aggregate principal amount of $225,000,000 (the “Facility”).

B.

The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in an Credit Agreement of even date herewith among Borrower, KeyBank, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

C.

Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender’s Commitment and promissory notes in the principal amount, if any, of each Lender’s Loan as evidence of Borrower’s indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the “Notes”).

D.

Subsidiary Guarantors are subsidiaries of Borrower.  Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members.  The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement.

AGREEMENTS

NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

1.

Subsidiary Guarantors absolutely, unconditionally, and irrevocably guaranty to each of the Lenders:

(a)

the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

(b)

the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c)

the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.”  All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.”  Subsidiary Guarantors and Lenders agree that Subsidiary Guarantors’ obligations hereunder shall not exceed the greater of:  (i) the aggregate amount of all monies received, directly or indirectly, by Subsidiary Guarantors from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Facility Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the “Bankruptcy Code”).  To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Subsidiary Guarantors are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, each Subsidiary Guarantor’s obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code.  In the event a Subsidiary Guarantor shall make any payment or payments under this Guaranty each other Subsidiary Guarantor of the Facility Indebtedness shall contribute to such Subsidiary Guarantor an amount equal to such non-paying Subsidiary Guarantor’s pro rata share (based on their respective maximum liabilities hereunder) of such payment or payments made by such Subsidiary Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders.

2.

In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

3.

Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Subsidiary Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations.  Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation.  The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Subsidiary Guarantors the Lenders’ assessment of the financial condition of Borrower.  Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Subsidiary Guarantors.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders.  Subsidiary Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Subsidiary Guarantors to enforce this Guaranty.

4.

Subsidiary Guarantors further agree that Subsidiary Guarantors’ liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders’ failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Subsidiary Guarantors shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety.  Subsidiary Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any other documents related thereto, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders’ rights hereunder or any of Subsidiary Guarantors’ obligations hereunder.

5.

This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection.  Subsidiary Guarantors agree that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time.  Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right.  Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors’ obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever.  Neither Subsidiary Guarantors’ obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower.  This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment.  The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6.

This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender’s rights under the Loan Documents.

7.

If:  (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney’s fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8.

The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

9.

Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness.  Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors’ own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Event of Default exists under the Credit Agreement or the Loan Documents, and any such payments to Subsidiary Guarantors made while any Default or Event of Default then exists under the Credit Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.

10.

Subsidiary Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Lenders or any right of Subsidiary Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder.  It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

11.

Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

12.

Subsidiary Guarantors hereby submit to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waive any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty.  Subsidiary Guarantors hereby consent to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter.  Subsidiary Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

13.

All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.  Notice may be given as follows:

To Subsidiary Guarantors:

c/o Inland Western Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention:

Steven P. Grimes

Telephone:

630-218-8000

Facsimile:

630-218-4955

With a copy to:

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention:

Elliot B. Kamenear

Telephone:

630-218-8000

Facsimile:

630-218-4900

To KeyBank as Administrative Agent and as a Lender:

KeyBank National Association

127 Public Square

Cleveland, Ohio  44114

Attention:

Kevin P. Murray

Phone:

216-689-4660

Facsimile:

216-689-3566

With a copy to:

Sonnenschein Nath & Rosenthal

8000 Sears Tower

Chicago, Illinois  60606

Attention:

Patrick G. Moran, Esq.

Telephone:

(312) 876-8132

Facsimile:

(312) 876-7934

If to any other Lender, to its address set forth in the Credit Agreement.

14.

This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders’ successors and assigns.

15.

This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

16.

SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17.

From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty.  From and after delivery of such joinder, the Subsidiary delivering such joinder shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty.  From time to time certain Subsidiary Guarantors shall automatically be released from their obligations under this Guaranty upon satisfaction of the conditions to such release established pursuant to Section 6.26 of the Credit Agreement and delivery of a release certificate substantially in the form of Exhibit B hereto.

IN WITNESS WHEREOF, Subsidiary Guarantors have delivered this Guaranty in the State of Illinois as of the date first written above.

Inland Western Newnan Crossing II, L.L.C.,

a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc.

a Maryland corporation, its sole member

By: __________________________________

Its: __________________________________

FEIN:  20-2027846

Inland Western Chicago Brickyard, L.L.C.,

a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By: __________________________________

Its: __________________________________

FEIN:  20-2224341

Inland Western Austin Southpark Meadows II Limited Partnership, an Illinois limited partnership

By:

Inland Western Austin Southpark Meadows II

GP, L.L.C., a Delaware limited liability

company, its general partner

By:

Inland Western Retail Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By:__________________________________

Its: __________________________________

FEIN:  20-8574543

Inland Western College Station Gateway II Limited Partnership, an Illinois limited partnership

By:

Inland Western College Station Gateway II GP,

L.L.C., a Delaware limited liability company,

its general partner

By:

Inland Western Retail Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By: __________________________________

Its: __________________________________

FEIN:  20-8696016

EXHIBIT A TO SUBSIDIARY GUARANTY

FORM OF JOINDER TO GUARANTY

THIS JOINDER is executed as of ___________, 200__ by the undersigned, each of which hereby agrees as follows:

1.

All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Subsidiary Guaranty (the “Guaranty”) dated as of October __, 2007 executed for the benefit of KeyBank National Association, as agent for itself and certain other lenders, with respect to a loan from the Lenders to Inland Western Retail Real Estate Trust, Inc. (“Borrower”).

2.

As required by the Credit Agreement described in the Guaranty, each of the undersigned is executing this Joinder to become a party to the Guaranty.

3.

Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.

[INSERT SUBSIDIARY GUARANTOR SIGNATURE BLOCKS AND FEIN NUMBER]

_____________________________________

FEIN NO. ______________________

By: _____________________________________

By: ___________________________

Its: ___________________________

EXHIBIT B TO SUBSIDIARY GUARANTY

FORM OF NOTICE OF RELEASE CERTIFICATE

THIS NOTICE OF RELEASE CERTIFICATE is executed as of ___________, 200__ by the Borrower, which hereby certifies as follows:

1.

All capitalized terms used herein and not defined in this Release Certificate shall have the meanings provided in that certain Subsidiary Guaranty (the “Guaranty”) dated as of October __, 2007 executed for the benefit of KeyBank National Association, as agent for itself and certain other lenders, with respect to a loan from the Lenders to Inland Western Retail Real Estate Trust, Inc. (“Borrower”).

2.

The following Subsidiaries of the Borrower were Subsidiary Guarantors pursuant to the terms of the Subsidiary Guaranty (the “Released Guarantors”):

[Insert List Subsidiary Guarantors to be released].

3.

Pursuant to and in accordance with Section 6.26 of the Credit Agreement, each of the Released Guarantors has been automatically released from its obligations under the Subsidiary Guaranty (except for obligations that expressly survive such a release under the terms thereof) effective upon the date that such Released Guarantor either incurred the Secured Indebtedness that makes it an Excluded Subsidiary or liquidated all of its assets as described in Section 6.26.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:______________________________________

Print Name:  Steven P. Grimes

Title:  Principal Financial Officer

SCHEDULE 1

Intentionally Omitted

- i -

SCHEDULE 2

LITIGATION

(See Section 5.6)

None

- ii -

SCHEDULE 3

ENVIRONMENTAL MATTER

(See Section 5.19)

None

- iii -

SCHEDULE 4

LIST OF INITIAL SUBSIDIARY GUARANTORS

Inland Western Newnan Crossing II, L.L.C., a Delaware limited liability company

Inland Western Chicago Brickyard, L.L.C., a Delaware limited liability company

Inland Western Austin Southpark Meadows II Limited Partnership, an Illinois limited partnership

Inland Western College Station Gateway II Limited Partnership, an Illinois limited partnership

- iv -